Exhibit 99.2

Risks Related to CervoMed Inc.

Investing in CervoMed Inc. (the “Company,” “we” or “us”) securities involves a high degree of risk. Set forth below are certain material risks and uncertainties known to us that could adversely affect our business, financial condition, or results of operations or could cause our actual results to differ materially from our expectations expressed in our filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public statements. The occurrence of the events contemplated by one or more of the factors we describe below could cause the market price of our securities to decline, resulting in the loss of all or part of any investment in our common stock. Furthermore, other risks that are currently unknown to us or that we currently believe to be immaterial may also, nevertheless, adversely affect our business, financial condition, or results of operations in a way that is material.

You should carefully consider the risk factors set forth below as may updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with all other information in our filings with the SEC, including the unaudited financial information included as Exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on August 9, 2023, Management’s Discussion and Analysis of Financial Condition and Results of Operations filed as Exhibit 99.1 to the Current Report on Form 8-K to which these Risk Factors are attached, and our Quarterly Report on Form 10-Q for the period ended June 30, 2023, filed with the SEC on August 8, 2023, before making any investment decisions. Furthermore, the risks and uncertainties described below and in the documents mentioned above are not the only ones the Company faces. Additional risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could, nevertheless, adversely affect the Company’s business, operating results and financial condition, as well as adversely affect the value of an investment in the Company’s securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Related to the Company’s Business, Financial Position and Capital Requirements

The Company currently does not have, and may never have, any products that generate significant revenues.

The Company is a clinical stage company focused on developing treatments for degenerative diseases of the brain, and currently has no products that are approved for commercial sale, and it is possible it may never be able to develop a marketable product. To date, the Company has not generated any revenues from its lead product candidate, neflamapimod, or from any other product candidate. The Company cannot guarantee that neflamapimod, or any other product candidate that it may develop or acquire in the future, will ever become marketable products.

The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of drug products are subject to extensive regulation in the United States (“U.S.”) and in other countries. Before the U.S. Food and Drug Administration (“FDA”) and other regulatory authorities in the European Union and elsewhere will approve neflamapimod for commercialization, the Company must demonstrate that its drug satisfies rigorous standards of safety and efficacy for each of its intended uses. In order to compete effectively, the Company’s drugs must be easy to administer, cost-effective and economical to manufacture on a commercial scale. The Company may not achieve any of these objectives.

The Company initiated a Phase 2b randomized double-blind placebo-controlled clinical study of neflamapimod in subjects with Dementia with Lewy Bodies (“DLB”) in the second quarter of 2023 and anticipates completing enrollment in the study in the first half of 2024. The Company cannot be certain that this Phase 2b trial or any future clinical development of neflamapimod will be successful, or that it will receive the regulatory approvals required to commercialize that drug candidate for any intended use, or that any future research and drug discovery programs undertaken by the Company will yield a drug candidate suitable for investigation through clinical trials. Even if the Company is able to successfully develop neflamapimod through approval and commercialization, any revenues from sales of the drug will not materialize for several years, if at all.

The Company is a clinical-stage biopharmaceutical company, and it has incurred significant losses since its inception. The Company expects its net losses to continue for the foreseeable future. The Company is not currently profitable and may never achieve or sustain profitability. The Company is unable to predict the extent of future losses or when it might become profitable, if ever.

Investment in pharmaceutical product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate adequate effect or an acceptable safety profile, gain regulatory approval, and become commercially viable. EIP has incurred net losses since its inception, and as of June 30, 2023, it had an accumulated deficit of approximately $55.3 million (without giving effect to the Merger (as defined below)). The Company expects to incur net losses for the foreseeable future as it incurs significant clinical development costs related to the advancement of neflamapimod. The Company has not commercialized any products and has never generated revenue from neflamapimod or any other product. In order to obtain revenues from any product candidate, the Company must succeed, either alone or in collaboration with others, in developing, obtaining regulatory approval for, and manufacturing and marketing drugs with significant market potential. The Company may never succeed in these activities and may never generate revenues that are significant enough to achieve profitability.

The Company expects to incur significant additional operating losses for at least the next several years as it advances neflamapimod through clinical development, conduct clinical trials, seek regulatory approval and commercialize neflamapimod, if it is ultimately approved for marketing. The costs of advancing product candidates into each clinical phase tend to increase substantially over the clinical development process. Therefore, the total costs to advance neflamapimod to marketing approval in even a single jurisdiction will be substantial. Because of the numerous risks and uncertainties associated with pharmaceutical product development, the Company is unable to accurately predict the timing or amount of increased expenses, or when or if it will be able to begin generating revenue from the commercialization of neflamapimod, let alone achieve or maintain profitability.

The amount of the Company’s future net losses will depend, in part, on the rate of future growth of its expenses and its ability to generate revenues. If the Company is unable to develop and commercialize one or more product candidates, either alone or through collaborations, or if revenues from any product that receives marketing approval are insufficient, it will not achieve profitability. Even if the Company does achieve profitability, it may not be able to sustain it, which could materially and adversely affect its business.

The Company will require additional capital to fund its operations. If the Company fails to obtain necessary financing on acceptable terms, or if at all, it may not be able to complete the development and commercialization of neflamapimod.

The Company expects to spend substantial amounts to complete the development of, seek regulatory approvals for, and commercialize neflamapimod, if it is ultimately approved for marketing. These expenditures will include costs related to the recently initiated Phase 2b clinical trial of neflamapimod in DLB and costs associated with its license agreement with Vertex Pharmaceuticals Incorporated (“Vertex”), under which the Company is obligated to make certain payments in connection with the achievement of specified events.

Until such time, if ever, that the Company can generate sufficient product revenue and achieve profitability, it expects to seek to finance future cash needs through equity or debt financings and/or corporate collaboration, licensing arrangements and grants. Based upon the Company’s current operating plan, the Company believes that the Company’s existing cash and cash equivalents and a grant from the National Institute on Aging (“NIA”) will enable the Company to fund its operating expenses and capital expenditure requirements for at least the next 12 months. The Company’s estimates and expectations regarding its cash runway are based on assumptions that may prove to be incorrect, and changing circumstances could cause it to consume capital faster or in different ways than the Company currently expects. For example, the Company’s recently initiated Phase 2b trial for neflamapimod may be more expensive, time-consuming, or difficult to implement than the Company currently anticipates. Because the length of time and activities associated with the successful development of neflamapimod is highly uncertain, the Company is unable to estimate the actual funds it will require to complete research and development and ultimately commercialize its drug candidate for one or more indications.

The Company’s future capital requirements will depend on, and could increase significantly as a result of, many factors, including:

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the enrollment, progress, timing, costs and results of the Company’s recently initiated Phase 2b trial for neflamapimod in patients with DLB, as the Company has additional development plans for neflamapimod in other disease indications;

●	the outcome, timing and cost of meeting regulatory requirements established by the FDA and other comparable foreign regulatory authorities;

●	the Company’s ability to reach certain milestone events set forth in its agreement with Vertex and the timing of such achievements, triggering the Company’s obligation to make applicable payments;

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the hiring of additional clinical, scientific and operational personnel to pursue the Company’s development plans, as well the increased costs of internal and external resources as to support the Company’s transition to a public reporting company;

●	the cost and timing of securing manufacturing arrangements for clinical or commercial production;

●	the cost of establishing, either internally or in collaboration with others, sales, marketing and distribution capabilities to commercialize neflamapimod, if approved;

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the cost of filing, prosecuting, enforcing, and defending the Company’s patent claims and other intellectual property rights, including defending against any patent infringement actions brought by third parties against the Company;

●	the Company’s ability to establish collaborations with other parties on favorable terms, if at all; and

●	the extent to which the Company may in-license or acquire other product candidates or technologies.

The Company may raise additional capital in the future through a variety of sources, including public or private equity offerings, debt financings, grant funding, or strategic collaborations and licensing arrangements. Adequate additional financing may not be available to The Company on acceptable terms, or at all. The Company’s failure to raise capital as and when needed would have a negative effect on its financial condition and its ability to pursue its business strategy. If the Company is unable to secure additional capital in sufficient amounts or on terms acceptable to the Company, it may have to delay, scale back or discontinue its development or commercialization activities for neflamapimod.

Further, to the extent that the Company raises additional capital through the sale of common stock or securities convertible or exchangeable into common stock, its stockholder’s ownership interest in the Company will be diluted. In addition, any debt financing may subject the Company to fixed payment obligations and covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If the Company raises additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, the Company may have to relinquish certain valuable intellectual property or other rights to its product candidates, technologies, future revenue streams or research programs or grant licenses on terms that may not be favorable to it. Even if the Company were to obtain sufficient funding, there can be no assurance that it will be available on terms acceptable to the Company or its stockholders.

The Phase 2b clinical study is funded by a non-dilutive grant that is subject to certain conditions for funding in subsequent years.

The Company’s recently initiated Phase 2b clinical study is funded by a grant from the National Institute of Health’s National Institute on Aging (the “NIA”). The funds for the study will be disbursed over the course of the study as costs are incurred. While the funds for the first year of the study have already been allocated, the awarded funds future year total cost support are subject to the availability of funds (i.e., the NIA is funded by Congress in subsequent fiscal years) and the Company’s demonstration of progress in the project that is in line with the timelines provide in the grant. If such funds are no longer available, including due to a government shutdown that prohibits the disbursal of such funds, or the Company fails to demonstrate such progress, the Company’s ability to continue its clinical programs may be impaired and delayed, and the Company may otherwise need to seek additional financing.

The Company could be subject to audit and repayment of its non-dilutive NIA grant.

In connection with the NIA grant, the Company may be subject to routine audits by certain government agencies. As part of an audit, these agencies may review the Company’s performance, cost structures and compliance with applicable laws, regulations, policies and standards and the terms and conditions of the applicable NIA grant. If any of the Company’s expenditures are found to be unallowable or allocated improperly or if the Company has otherwise violated terms of such NIA grant, the expenditures may not be reimbursed and/or it may be required to repay funds already disbursed. Any audit by the NIA may result in a material adjustment to the Company’s results of operations and financial condition and harm the Company’s ability to operate in accordance with its business plan. Additionally, negative results in any of its planned clinical trials of neflamapimod that are funded with an NIA grant may result in the Company’s failure to receive additional NIA grants to fund future clinical trials.

The Company may expend its limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because the Company has limited financial resources, it intends to focus on developing neflamapimod and future product candidates for specific indications that the Company identifies as most likely to succeed, in terms of both regulatory approval and commercialization. As a result, the Company may forego or delay pursuit of opportunities with other product candidates or for other indications that may prove to have greater commercial potential. The Company’s resource allocation decisions may cause the Company to fail to capitalize on viable commercial products or profitable market opportunities. Its spending on current and future research and development programs and on product candidates for specific indications may not yield any commercially viable products. If the Company does not accurately evaluate the commercial potential or target market for a particular product candidate, it may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for the Company to retain sole development and commercialization rights to such product candidate.

The Company may be required to make significant payments to Vertex in connection with the Company’s license agreement.

In August 2012, the Company entered into an Option and License Agreement with Vertex, which the Company amended in April 2014 and November 2015 (collectively, the “Vertex Agreement”). Pursuant to the terms of the Vertex Agreement, the Company acquired an exclusive license to develop and commercialize neflamapimod for the diagnosis, treatment, and prevention of Alzheimer’s disease (“AD”) and other central nervous system (“CNS”) disorders.

Under the Vertex Agreement, the Company is subject to significant potential future obligations, including payment of development milestones and royalties on net product sales, as well as other material obligations. The Vertex Agreement sets forth specific regulatory and product approval events and the related payments that the Company would be obligated to make to Vertex if and when such events occur.

The terms of the Vertex Agreement also provide that the Company will make royalty payments to Vertex in the event aggregate net sales for a commercialized licensed product meet specified thresholds, subject to adjustment in the event of certain events, such as the absence of a valid patent claim or if fees are due to a third party for a license necessary for the development, manufacture, sale or use of a licensed product. Such royalties will be on a sliding scale as a percentage of net sales, depending on the amount of net sales in the applicable years. The Company is also obligated to make a milestone payment to Vertex upon net sales reaching a certain specified amount in any 12-month period.

The first expected milestone events concern filing of a new drug application (“NDA”) with the FDA for marketing approval of a licensed product in the U.S., or a similar filing for a non-U.S. major market. Thus, although the Company does not expect any milestone or royalty payments to be due in the immediate future, these potential obligations represent significant cash amounts that it may ultimately be obligated to pay. The Company does not know that it will have sufficient funds available to meet its obligations if and when these payments become due. The obligation to pay some or all of these milestone and royalty amounts may materially harm the Company’s development efforts, as well as its overall financial condition.

The Company has identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of the Company’s financial statements and have other adverse consequences. The Company may identify additional material weaknesses in its internal controls over financing reporting which it may not be able to remedy in a timely manner.

In connection with the audit of the Company’s financial statements for the year ended December 31, 2022, material weaknesses in the Company’s internal control over financial reporting were identified in relation to: (i) the Company’s newly acquired subsidiary, EIP Pharma, Inc.’s (“EIP”) valuation and recording of significant complex transactions, specifically related to the valuation of its convertible notes (which have subsequently been converted) and the recording of accrued interest and related interest expense in connection therewith; and (ii) the absence of effective controls regarding the accurate identification, evaluation and proper recording of various expense accounts at year-end.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our consolidated financial statements would not be prevented or detected on a timely basis. The identified material weaknesses, if not corrected, could result in a material misstatement to the Company’s consolidated financial statements that may not be prevented or detected. Given that EIP operated as a private company prior to August 16, 2023, it may not have the necessary formalized processes to effectively implement review controls within its internal control over financial reporting.

The material weaknesses will not be considered remediated until a remediation plan has been fully implemented, the applicable controls operate for a sufficient period of time, and it has been concluded, through testing, that the newly implemented and enhanced controls are operating effectively. The Company currently expects to commence the remediation plan during 2023 by adding additional review procedures by qualified personnel over complex accounting matters and expense accounts. The Company cannot predict the success of such efforts or the outcome of its assessment of the remediation efforts. The Company’s efforts may not remediate this material weakness in its internal control over financial reporting, or additional material weaknesses may be identified in the future. In addition, the Company plans to adopt Diffusion Pharmaceutical Inc.’s financial reporting processes. A failure to appropriately integrate financial reporting processes between the two companies, and to implement and maintain effective internal control over financial reporting could result in errors in the Company’s financial statements that could result in a restatement of the Company’s financial statements and could cause the Company to fail to meet our reporting obligations, any of which could diminish investor confidence in us and cause a decline in the price of the Company’s common stock.

The Company and its independent registered public accounting firm were not required to perform an evaluation of its internal control over financial reporting as of December 31, 2022 in accordance with the provisions of the Sarbanes-Oxley Act. Accordingly, the Company cannot assure you that it has identified all material weaknesses or that there will not be additional material weaknesses in the future.

The Company will incur costs and demands upon management as a result of complying with the laws, rules and regulations affecting public companies.

The Company will incur significant legal, accounting and other expenses that the Company did not incur as a private company, including costs associated with public company reporting requirements. The Company will also incur costs associated with corporate governance requirements, including requirements under the laws, rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), as well as the rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”). These laws, rules and regulations are expected to increase the Company’s legal and financial compliance costs and to make some activities more time-consuming and costly. For example, the Company’s management team consists of a number of executive officers, some of whom have not previously managed and operated a public company. These executive officers and other personnel will need to devote substantial time to gaining expertise regarding operations as a public company and compliance with applicable laws and regulations. These laws, rules and regulations also may make it difficult and expensive for the Company to obtain directors’ and officers’ liability insurance. As a result, it may be more difficult for the Company to attract and retain qualified individuals to serve on the Company’s board of directors or as executive officers of the Company, which may adversely affect investor confidence in the Company and could cause the Company’s business or stock price to suffer.

The Company’s future success depends in large part on the Company’s ability to retain its key employees, as well as its ability to attract, train and motivate qualified personnel. The Company may also encounter difficulties in managing its growth, which could disrupt its operations.

The Company has a small number of full and part-time employees, and it is highly dependent on the principal members of its management team, including its President and Chief Executive Officer, John Alam, M.D. Although the Company has employment agreements or offer letters with its executive officers and certain key employees, these agreements do not prevent them from terminating their services at any time.

Competition in the biotechnology industry for skilled and experienced employees is intense, particularly in the greater Boston, Massachusetts area where the Company’s headquarters is located. The Company also faces competition for the hiring of scientific and clinical personnel from universities and research institutions, many of which are near the Company’s headquarters. The loss of the services of any member of the Company’s senior management, clinical development or scientific staff may significantly delay or prevent the achievement of drug development and other business objectives and could have a material adverse effect on the Company’s business, operating results and financial condition.

The Company also relies on consultants and advisors to assist it in formulating and executing its business strategy. All of the Company’s consultants and advisors are either self-employed or employed by other organizations, and they may have conflicts of interest or other commitments, such as consulting or advisory contracts with other organizations, which may affect their ability to contribute to the Company.

As the Company continues to develop neflamapimod for the treatment of DLB, and also to expand into clinical trials for other CNS disorders, the Company expects to experience significant growth in the number of employees and the scope of its operations. This strategy will require it to recruit additional clinical development, regulatory, scientific, and technical personnel, as well as sales and marketing personnel if the Company’s drug is approved. If the Company is unable to attract, retain and motivate a sufficient number of highly qualified personnel to match its growth, its ability to further develop and commercialize neflamapimod, or any future product candidates the Company may develop or acquire, will be limited.

The Company may also be required to implement and improve managerial, operational and financial systems to manage its potential growth. Due to its limited financial and personnel resources, the Company may not be able to effectively manage the expansion of its operations or recruit and train additional qualified personnel. The expansion of the Company’s operations may lead to significant costs and may divert its management and business development resources. Any inability to manage growth could delay the execution of the Company’s business plans or disrupt its operations.

Consumers may sue the Company for product liability, which could result in substantial liabilities that exceed its available resources and damage its reputation.

Researching, developing, and commercializing drug products entail significant product liability risks. The use of neflamapimod or any other product candidates the Company may develop in clinical trials and the sale of any products for which it obtains marketing approval exposes it to the risk of product liability claims. Product liability claims might be brought against the Company by clinical trial participants, patients, healthcare providers, pharmaceutical distributors or others selling or otherwise coming into contact with its product candidates or future commercial products. The Company has obtained limited product liability insurance coverage for its clinical trials, which the Company believes to be reasonable given its current operations. However, the Company’s insurance coverage may not reimburse the Company or may not be sufficient to reimburse it for any expenses or losses it may suffer.

Although the Company currently has limited product liability insurance that covers its clinical trials, it will need to increase and expand this coverage as it commences larger scale trials, as well as if neflamapimod is ultimately approved for commercial sale. This insurance may be extremely expensive or may not fully cover the Company’s potential liabilities. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of neflamapimod, if it is approved. Product liability claims could have a material adverse effect on the Company’s business and results of operations.

The Company’s employees, independent contractors, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

The Company is exposed to the risk of fraud, misconduct or other illegal activity by its employees, independent contractors, consultants, commercial partners and vendors. Misconduct by these parties could include intentional, reckless and negligent conduct that fails to: comply with the laws of the FDA, European Medicines Agency (“EMA”) and other comparable foreign regulatory authorities; provide true, complete and accurate information to the FDA, EMA and other comparable foreign regulatory authorities; comply with manufacturing standards the Company has established; comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws; or report financial information or data accurately or to disclose unauthorized activities to the Company. If the Company obtains FDA approval of any of its product candidates and begins commercializing those products in the United States, its potential exposure under such laws will increase significantly, and its costs associated with compliance with such laws are also likely to increase. In particular, research, sales, marketing, education and other business arrangements in the healthcare industry are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, educating, marketing and promotion, sales and commission, certain customer incentive programs and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of subject recruitment for clinical trials, which could result in regulatory sanctions and cause serious harm to the Company’s reputation. The Company has adopted a code of business conduct and ethics, but it is not always possible to identify and deter misconduct by employees and third parties, and the precautions the Company takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting it from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws. If any such actions are instituted against the Company, and the Company is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of significant fines or other sanctions.

If the Company seeks to enter into collaborative arrangements or strategic alliances for its drug candidates, but fails to enter into and maintain successful relationships, it may have to reduce or delay its drug development activities or increase its expenditures.

An important element of a biotechnology company’s strategy for developing, manufacturing and commercializing its drug candidates may be to enter into strategic alliances with pharmaceutical companies or other industry participants to advance its programs and enable it to maintain its financial and operational capacity. Biotechnology companies at the Company’s stage of development sometimes rely upon collaborative arrangements or strategic alliances to complete the development and commercialization of drug candidates, particularly after the Phase 2 stage of clinical testing.

To date, the Company has not entered into any collaborative arrangements or strategic alliances, and it may face significant competition in seeking such relationships. In addition, such arrangements may place the development of the Company’s drug candidates outside its control, require the Company to relinquish important rights, or may otherwise be on terms unfavorable to the Company. The Company may not be able to negotiate collaborations and alliances on acceptable terms, if at all. If the Company enters into a collaborative arrangement and it proves to be unsuccessful, the Company may have to delay, or limit the size or scope of, certain of its drug development activities.

Alternatively, if the Company elects to fund drug development or research programs on its own, it will have to increase its expenditures and will need to obtain additional funding, which may not be available to the Company on acceptable terms, if at all.

The Company’s business is subject to complex and evolving U.S. and foreign laws and regulations relating to privacy and data protection. These laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to its business practices, or monetary penalties, and otherwise may harm the Company’s business.

A wide variety of provincial, state, national, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. These data protection and privacy-related laws and regulations are evolving and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. For example, the European Union General Data Protection Regulation (“GDPR”) which became fully effective on May 25, 2018, imposes stringent data protection requirements and provides for penalties for noncompliance of up to the greater of €20 million or four percent of worldwide annual revenues. The GDPR and many other laws and regulations relating to privacy and data protection are still being tested in courts, and they are subject to new and differing interpretations by courts and regulatory officials. The Company is working to comply with the GDPR and other privacy and data protection laws and regulations that apply to it, and the Company anticipates needing to devote significant additional resources to complying with these laws and regulations. It is possible that the GDPR or other laws and regulations relating to privacy and data protection may be interpreted and applied in a manner that is inconsistent from jurisdiction to jurisdiction or inconsistent with the Company’s current policies and practices.

The Company’s actual or perceived failure to adequately comply with applicable laws and regulations relating to privacy and data protection, or to protect personal data and other data the Company processes or maintains, could result in regulatory fines, investigations and enforcement actions, penalties and other liabilities, claims for damages by affected individuals, and damage to the Company’s reputation, any of which could materially affect its business, financial condition, results of operations and growth prospects.

The Company’s internal computer systems, or those of its vendors, collaborators or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of its product development programs, compromise sensitive information related to its business or prevent it from accessing critical information, potentially exposing it to liability or otherwise adversely affecting its business.

The Company’s internal computer systems and those of its current and any future third-party vendors, collaborators and other contractors or consultants are vulnerable to damage, interruption or data theft from computer viruses, computer hackers, malicious code, employee theft or misuse, ransomware, social engineering (including phishing attacks), denial-of-service attacks, sophisticated nation-state and nation-state-supported actors, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Cybersecurity incidents, which may not be immediately or ever detected, are increasing in frequency and evolving in nature. Additionally, due to geopolitical tensions related to Russia’s invasion of Ukraine, the risk of cyber-attacks may be elevated.

While the Company seeks to protect its information technology systems from system failure, accident and security breach, if such an event were to occur and cause interruptions in its operations, it could result in a disruption of the Company’s development programs and its business operations, whether due to a loss of its trade secrets or other proprietary information or other disruptions. For example, the loss of clinical trial data from future clinical trials could result in delays in the Company’s regulatory approval efforts and significantly increase its costs to recover or reproduce the data. If the Company were to experience a significant cybersecurity breach of its information systems or data, the costs associated with the investigation, remediation and potential notification of the breach to counterparties and data subjects could be material. In addition, the Company’s remediation efforts may not be successful. If it does not allocate and effectively manage the resources necessary to build and sustain the proper technology and cybersecurity infrastructure, it could suffer significant business disruption, including transaction errors, supply chain or manufacturing interruptions, processing inefficiencies, data loss or the loss of or damage to intellectual property or other proprietary information. In addition, in response to the recent COVID-19 pandemic, a majority of the Company’s workforce began to work remotely, which has continued and is now considered its normal business. This could increase the Company’s cyber security risk, create data accessibility concerns, and make the Company more susceptible to communication disruption.

To the extent that any disruption or security breach were to result in a loss of, or damage to, the Company’s or its third-party vendors’, collaborators’ or other contractors’ or consultants’ data or applications, or inappropriate disclosure of confidential or proprietary information, the Company could incur liability including litigation exposure, penalties and fines, the Company could become the subject of regulatory actions or investigations, its competitive position could be harmed and the further development and commercialization of its product candidates could be delayed. Any of the above could have a material adverse effect on the Company’s business, financial condition, results of operations or prospects. While the Company maintains cyber-liability insurance (covering security and privacy matters), such insurance may not be adequate to cover any losses experienced as a result of a cybersecurity incident.

Unfavorable global economic conditions could adversely affect the Company’s business, financial condition or results of operations.

The Company’s results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. For example, in 2008, the global financial crisis caused extreme volatility and disruptions in the capital and credit markets and, more recently, the COVID-19 pandemic caused significant volatility and uncertainty in U.S. and international markets. A severe or prolonged economic downturn, or additional global financial crises, could result in a variety of risks to the Company’s business, including weakened demand for its product candidates, if approved, or its ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also strain the Company’s suppliers, possibly resulting in supply disruption. Any of the foregoing could harm the Company’s business and it cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact its business.

U.S. federal income tax reform could adversely affect the Company’s business and financial condition.

The rules dealing with U.S. federal, state, and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect the Company or holders of its common stock. In recent years, many such changes have been made and changes are likely to continue to occur in the future. For example, on March 27, 2020, former President Trump signed into law the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) which included certain changes in tax law intended to stimulate the U.S. economy in light of the COVID-19 coronavirus outbreak, including temporary beneficial changes to the treatment of net operating losses, interest deductibility limitations and payroll tax matters. Additionally, on December 22, 2017, former President Trump signed into law the Tax Cuts and Jobs Act of 2017 (“TCJA”), which significantly reformed the Code. The TCJA included significant changes to corporate and individual taxation, some of which could adversely impact an investment in the Company’s common stock. Under the TCJA, in general, NOLs generated in taxable years beginning after December 31, 2017 may offset no more than 80 percent of such year’s taxable income and there is no ability for such NOLs to be carried back to a prior taxable year. The CARES Act modified the TCJA with respect to the TCJA’s limitation on the deduction of NOLs and provided that NOLs arising in taxable years beginning after December 31, 2017 and before January 1, 2021 may be carried back to each of the five taxable years preceding the tax year of such loss, but NOLs arising in taxable years beginning after December 31, 2020 may not be carried back. In addition, the CARES Act eliminated the limitation on the deduction of NOLs to 80 percent of current year taxable income for taxable years beginning before January 1, 2021 (but reinstated the limitation for taxable years beginning after December 31, 2020). As a result of such limitations, the Company may be required to pay federal income tax in some future year notwithstanding that it had a net loss for all years in the aggregate. Future changes in tax laws could have a material adverse effect on the Company’s business, cash flow, financial condition or results of operations. The Company urges investors to consult with their legal and tax advisers regarding the implications of potential changes in tax laws on an investment in the Company’s Common Stock.

The Company faces risks associated with increased political uncertainty.

The recent invasion of Ukraine by Russia and the sanctions, bans and other measures taken by governments, organizations and companies against Russia and certain Russian citizens in response thereto has increased the political uncertainty in Europe and has strained the relations between Russia and a significant number of governments, including the U.S. The duration and outcome of this conflict, any retaliatory actions taken by Russia and the impact on regional or global economies is unknown but could have a material adverse effect on the Company’s business, financial condition and results of its operations.

Risks Related to the Company’s Product Development and Regulatory Approval

The Company is heavily dependent on the success of its lead product candidate, neflamapimod, which is still under clinical development. If neflamapimod does not receive regulatory approval or is not successfully commercialized, the Company’s business will be materially harmed.

The Company has invested almost all of its efforts and financial resources to date in the development of neflamapimod for the treatment of DLB. To date, the Company has not initiated or completed a pivotal clinical trial, obtained marketing approval for any product candidate, manufactured a commercial scale product or arranged for a third party to do so on its behalf, or conducted sales and marketing activities necessary for successful product commercialization. The Company’s future success is substantially dependent on its ability to successfully complete clinical development of, obtain regulatory approval for, and successfully commercialize neflamapimod for this indication and additional indications, which may never occur.

The Company expects a substantial portion of its efforts and expenditures over the next few years will be devoted to the advancement of neflamapimod. In order to be successful, the Company will require additional clinical development, management of clinical and manufacturing activities, regulatory approval in multiple jurisdictions, securing manufacturing supply, building a commercial organization, and significant marketing efforts, among other requirements, before it can generate any revenues from commercial sales. The Company cannot be certain that it will be able to successfully complete any or all of these activities.

The Company has not submitted an NDA to the FDA or comparable applications to other regulatory authorities for neflamapimod, and it does not expect to be in a position to do so for several years, if ever. Significant additional clinical testing and research will be required before it can file such applications seeking approval of neflamapimod for the treatment of DLB, or in any other indications that the Company may pursue. If the Company is unable to obtain the necessary regulatory approvals for neflamapimod, it will not be able to commercialize its drug. This would materially adversely affect the Company’s financial position, and the Company may not be able to generate sufficient revenue to continue its business.

The development and commercialization of drug products is subject to extensive regulation, and the regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time-consuming, and inherently unpredictable. There is no guarantee that the Company’s planned clinical trials for neflamapimod to treat patients with DLB, or in any other indications that the Company may pursue, will be successful. If the Company is ultimately unable to obtain regulatory approval for its lead product candidate on a timely basis, if at all, its business will be substantially harmed.

The development and commercialization of drug products is subject to extensive regulation, and the regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time-consuming, and inherently unpredictable. If the Company is ultimately unable to obtain regulatory approval for its lead product candidate neflamapimod on a timely basis, if at all, its business will be substantially harmed.

Clinical trials are expensive and can be difficult to design and implement. Such trials can take many years to complete, and their outcomes are inherently uncertain. Failure can occur at any stage during the clinical trial process. The Company may experience difficulties in initiating and completing the clinical trials that it intends to conduct, and the Company does not know whether such trials will enroll patients on time, need to be redesigned, or be completed on schedule, if at all. In connection with clinical trials, the Company faces significant risks, including that its product candidate may not prove to be efficacious; patients may suffer adverse effects for reasons that may or may not be related to the product candidate being tested; the results may not confirm the positive results of its earlier preclinical studies and clinical trials; and the results may not meet the level of statistical significance required by the FDA or other regulatory agencies.

In the Company’s clinical studies to date, the Company has obtained positive clinical data for neflamapimod treatment in patients with DLB. Its Phase 2a data for neflamapimod demonstrated improvement vs. placebo in dementia severity and motor function. Based on the encouraging results of its Phase 2a studies, the Company initiated a confirmatory, hypothesis-testing Phase 2b randomized double-blind placebo-controlled clinical study of neflamapimod in subjects with DLB in the second quarter of 2023. The Company’s Phase 2b trial may not be successful or the FDA may disagree with the Company’s interpretation of the clinical trial data or how those data inform the design of a potentially pivotal Phase 3 clinical trial for the Company’s lead indication.

Even if the Company’s initial clinical trials results are confirmed in this Phase 2b clinical proof-of-concept (“POC”) trial, the Company will still need to successfully complete additional clinical trials, including a Phase 3 trial, before it is prepared to submit an NDA for regulatory approval of neflamapimod in patients with DLB, assuming that the data collected from the Company’s clinical trials are deemed sufficient to support the submission of an NDA. The Company cannot predict with any certainty if or when it might complete its development efforts and submit an NDA for regulatory approval of neflamapimod, or whether any such NDA will be approved by the FDA. An NDA or comparable foreign submission seeking marketing approval for neflamapimod also may not be accepted by FDA or foreign regulatory authorities due to, among other reasons, the content or formatting of the submission.

This lengthy approval process, as well as the unpredictability of future clinical trial results, may result in the Company’s failure to obtain regulatory approval to market neflamapimod for any of its planned indications, which would significantly harm the Company’s business, results of operations, and prospects. The FDA and comparable foreign regulatory authorities have substantial discretion in the approval process, and determining when or whether regulatory approval will be obtained for a new product candidate. As a result, the Company may be required to conduct additional nonclinical studies, alter its proposed clinical trial designs, or conduct additional clinical trials to satisfy the regulatory authorities in each of the jurisdictions in which it hopes to conduct clinical trials and develop and market its products, if approved. Further, even if the Company believes the data collected from its clinical trials are promising, such data may not be sufficient to support approval by the FDA or any comparable foreign regulatory authority.

The Company has concentrated its research and development efforts on the treatment of DLB, a disease that has seen limited success in drug development. In addition, its rationale for neflamapimod in the treatment of DLB is based on a scientific understanding of the disease that may be wrong.

There have been limited efforts by biopharmaceutical and pharmaceutical companies to develop treatments for DLB and there are no therapies available for patients that have been approved with a specific indication to treat DLB. Only symptomatic therapies that are approved for other diseases, generally either AD or Parkinson’s disease, are currently utilized to manage patients with DLB. In addition, many potential disease-modifying therapies have been evaluated in other neurodegenerative diseases, particularly in AD, and these have encountered challenges in their development and, as a result, only recently two disease-modifying treatments to treat AD have been approved in the United States.

The Company’s approach to the treatment of DLB focuses in large part on neflamapimod’s ability to inhibit the intra-cellular enzyme p38α. The expression of p38α is considered to be a critical contributor in the toxicity of inflammation, alpha-synuclein, amyloid-beta and tau to neurons and synapses, which the Company and other scientific experts believe leads to synaptic dysfunction. Synaptic dysfunction, specifically impaired synaptic plasticity, leads to disruption of episodic memory and is a significant event in the development and symptomatology of DLB.

Neflamapimod blocks the effects of inflammation and other stress-inducers on neurons and synapses by inhibiting p38α. In targeting synaptic dysfunction in this manner, the Company believes neflamapimod has the potential to not only slow disease progression, but also reverse existing memory deficits in patients with DLB; that is, to both prevent further decline and improve cognitive function. In the Company’s clinical studies to date, neflamapimod treatment in patients with DLB has led to statistically significant improvement in cognition, motor function, and cognition & function, which appear to be the best clinical measures of DLB.

However, the Company cannot be certain that its approach will lead to the development of approvable or marketable products. To date the only drugs approved by the FDA to treat DLB have addressed the disease’s symptoms. In addition, there has never been an approval of a drug in DLB and therefore, there are no regulatory precedents for endpoints in that indication. Consequently, the FDA has a limited set of products to rely upon in evaluating neflamapimod. This could result in a longer than expected regulatory review process, increased expected development costs or the delay or prevention of commercialization of neflamapimod for the treatment of DLB.

The Company has no history of commercializing pharmaceutical products, which may make it difficult to evaluate the prospects for its future viability.

The Company has not yet demonstrated, either on its own or through collaboration with third parties, an ability to successfully complete a large-scale, pivotal clinical trial, obtain marketing approval, manufacture a commercial product, or conduct sales and marketing activities necessary for successful product commercialization. Consequently, predictions about its future success or viability may not be as accurate as they could be if the Company had a longer operating history or a history of successfully developing and commercializing pharmaceutical products.

In addition, as a business with a limited operating history, the Company may encounter unforeseen expenses, complications, delays and other known and unknown factors. If it is able to successfully develop neflamapimod, the Company may eventually need to transition from a company with a research focus to a company capable of supporting commercial activities. The Company may not be successful in such a transition and, as a result, its business may be adversely affected.

As the Company continues to build its business, the Company expects that its financial condition and operating results may fluctuate significantly from quarter to quarter and year to year due to a variety of factors, many of which are beyond its control. Accordingly, investors should not rely upon the results of any particular quarterly or annual period as indications of the Company’s future operating performance.

Safety issues with neflamapimod or with any other product candidate the Company may develop or acquire in the future, or with product candidates or approved products of third parties that are similar to the Company’s product candidates, could give rise to delays in the regulatory approval process, restrictions on labeling or product withdrawal after approval, if any.

Results of any clinical trial the Company conducts could reveal a high and unacceptable severity and prevalence of side effects or unexpected characteristics. Serious adverse events or undesirable side effects caused by neflamapimod, or any other product candidates the Company may develop or acquire, could cause it or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities. In addition, many compounds that have initially showed promise in clinical or earlier stage testing are later found to cause undesirable or unexpected side effects that prevented further development of the compound. Further, problems with product candidates or approved products marketed by third parties that utilize the same therapeutic target or that belong to the same therapeutic class as neflamapimod or any future product candidates could adversely affect the development, regulatory approval and commercialization of the Company’s product candidates.

To date, neflamapimod has been evaluated in 217 patients, at doses up to 750 mg twice a day, and up to 24 weeks of treatment. The adverse effects (side effects) seen in more than 5% of neflamapimod-treated patients include headache (10% in neflamapimod-treated patients vs. 5% in placebo recipients), diarrhea (10% vs. 5%), abdominal pain (6% vs. 5%), respiratory infection (5% vs. 5%), and falls (5% vs. 5%); these events were generally were mild and in all but one case (a case of diarrhea and abdominal pain) did not lead to treatment discontinuation. In addition, increased levels of certain “liver enzymes” in the blood are a well-known dose-dependent side effect of p38 MAPK inhibitors. These liver enzymes, aspartate aminotransferase and alanine aminotransferase, are proteins are commonly produced in the liver, the measurements of which can help doctors evaluate liver function. With neflamapimod, during 12 weeks of dosing at 250mg BID (i.e., four-fold higher daily dosing than in the recently initiated Phase 2b trial) in 44 subjects with rheumatoid arthritis, elevations in such liver enzymes levels were noted in six subjects (14%). Additionally, in one subject (1%) participating in the Reverse-SD 24-week trial in mild AD, ALT and AST levels increased to three times the upper limit of normal.

After the Company acquired an exclusive license from Vertex to develop and commercialize neflamapimod for the treatment of AD and other CNS disorders, the Company submitted an investigational new drug (“IND”) application, to the FDA’s Division of Neurology Products (“DNP”) in February 2015. The DNP cleared the Company’s clinical trial application in March 2015. However, in August 2015, following a standard review of the long-term animal toxicity studies, the DNP placed a partial clinical hold on Phase 2a Study 303 and any subsequent studies proposed under the IND, limiting administration of neflamapimod to doses that lead to plasma drug levels which provide at least a 10-fold safety margin to the plasma drug levels in animals that in long-term animal toxicity studies had previously led to minimal or equivocal findings in the liver, bone marrow and CNS. A partial clinical hold means that FDA suspends part of the clinical work requested under the IND (e.g., a specific protocol or part of a protocol is not allowed to proceed); however, other protocols or parts of the protocol are allowed to proceed under the IND. Under DNP’s partial clinical hold that remains in effect for the neflamapimod IND, the agency limited administration of neflamapimod to doses that lead to plasma drug levels that provide a ten-fold safety margin to human subjects, based on the plasma drug levels in animals that had previously led to minimal or equivocal toxicity findings. the Company’s current understanding of plasma drug levels achieved with neflamapimod in humans means that its investigational dosing in the United States is limited by this partial clinical hold to no more than 40 mg three times daily in patients weighing 60kg (132 lbs.) or more. the Company’s recently initiated Phase 2b clinical study is being conducted at 40mg three times daily (limited to patients weighing 60kg or more within the United States, and not so limited outside the US).

Our current plans across our indications do not envision surpassing this dose level, and the Company does not expect this partial clinical hold to impact our ongoing and planned clinical trials. With respect to the adverse effects discussed above, the patients were asymptomatic, there were no associated increases in bilirubin, and the elevations resolved with treatment discontinuation. Liver enzyme abnormalities were not observed in the Phase 2a trial of neflamapimod in DLB. However, as the Company continues the development and clinical trials of neflamapimod, treatment-related serious adverse events (“SAEs”) may arise in the future. Side effects that are deemed to be drug-related could affect patient recruitment or the ability of enrolled subjects to complete the trial or result in potential product liability claims. Undesirable side effects in one of the Company’s clinical trials for neflamapimod in one indication could adversely affect enrollment in clinical trials, regulatory approval and commercialization of the Company’s product candidate in other indications. These side effects may not be appropriately recognized or managed by the treating medical staff. In addition, discovery of previously unknown class effect problems may prevent or delay clinical development and commercial approval of product candidates or result in restrictions on permissible uses after their approval. If the Company or others identify undesirable side effects caused by the mechanisms of action of a product candidate or a class of product candidates, the FDA may require the Company to conduct additional clinical trials, or to implement a Risk Evaluation and Mitigation Strategy program (“REMS program”) prior to commercial approval. Alternatively, regulatory authorities may not approve the product candidate or, as a condition of approval, require specific warnings and contraindications or place certain limitations on how the Company can promote the drug. Following a potential future drug product approval, regulatory authorities might also withdraw such approval and require the Company to take its drug off the market. Any of these occurrences may harm our business, financial condition and prospects significantly.

Further, clinical trials by their nature utilize a sample of the potential patient population. With a limited number of patients, rare and severe side effects of neflamapimod or future product candidates may only be uncovered with a significantly larger number of patients exposed to the product candidate. If neflamapimod, or any other product candidates the Company may develop or acquire, receives marketing approval and the Company or others identify undesirable side effects caused by such product candidates (or any other similar products) after such approval, a number of potentially significant negative consequences could result, including:

●	regulatory authorities may withdraw or limit their approval of such product candidates;

●	regulatory authorities may require the addition of labeling statements, such as a “Boxed” Warning or a contraindication;

●	the Company may be required to change the way such product candidates are distributed or administered, conduct additional clinical trials or change the labeling of the product candidates;

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FDA may require a REMS plan to mitigate risks, which could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools, and regulatory authorities in other jurisdictions may require comparable risk mitigation plans;

●	the Company may be subject to regulatory investigations and government enforcement actions;

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the FDA or a comparable foreign regulatory authority may require the Company to conduct additional clinical trials or costly post-marketing testing and surveillance to monitor the safety and efficacy of the product;

●	the Company may decide to recall such product candidates from the marketplace after they are approved;

●	the Company could be sued and held liable for injury caused to individuals exposed to or taking its product candidates; and

●	the Company’s reputation may suffer.

Any failure or delay in commencing or completing clinical trials or obtaining regulatory approvals for neflamapimod would delay the Company’s commercialization prospects, substantially increase the costs of commercializing neflamapimod, and severely harm the Company’s business and financial condition.

Clinical drug development involves a lengthy and expensive process, with an uncertain outcome. The Company may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of neflamapimod or any other product candidates the Company may develop or acquire.

The risk of failure in drug development is high. Before obtaining marketing approval from regulatory authorities for the sale of any product candidate, the Company must complete nonclinical development and conduct extensive clinical trials to demonstrate the safety and efficacy of its product candidates in humans. Clinical trials are expensive, difficult to design and implement and can take several years to complete, and their outcomes are inherently uncertain. Failure can occur at any time during the clinical trial process. Nonclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in nonclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products. It is impossible to predict when or if neflamapimod will prove to be effective or safe for any indication in humans or will receive marketing approval.

The Company may experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent its ability to receive marketing approval or commercialize neflamapimod for any indication. Clinical trials may be delayed, suspended or prematurely terminated because costs are greater than the Company anticipates or for a variety of other reasons, such as:

●	delay or failure in reaching agreement with the FDA or a comparable foreign regulatory authority on a trial design that the Company is able to execute;

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delay or failure in obtaining authorization to commence a trial, including approval from the appropriate IRB or ethics committee at each clinical site to conduct testing of a candidate on human subjects, or inability to comply with conditions imposed by a regulatory authority regarding the scope or design of a clinical trial;

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delays in reaching, or failure to reach, agreement on acceptable terms with prospective trial sites and prospective clinical research organizations (“CROs”), the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

●	inability, delay or failure in identifying and maintaining a sufficient number of trial sites, many of which may already be engaged in other clinical programs;

●	inability, delay or failure in identifying, recruiting, and training suitable clinical investigators;

●	delay or failure in recruiting, screening, and enrolling suitable subjects to participate in a trial;

●	delay or failure in having subjects complete a trial or return for post-treatment follow-up;

●	delays caused by operational issues at clinical trial sites;

●	changes to the clinical trial protocols and/or changes in regulatory requirements and guidance that require amending or submitting new clinical protocols;

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clinical sites and investigators deviating from the clinical protocol, failing to conduct the trial in accordance with Good Clinical Practices or other regulatory requirements, or dropping out of a trial;

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failure to initiate or delay of or inability to complete a clinical trial as a result of the authorizing IND or foreign clinical trial application being placed on temporary or permanent clinical hold by the FDA or comparable foreign regulatory authority;

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lack of adequate funding to continue a clinical trial, including unforeseen costs due to enrollment delays, requirements to conduct additional clinical trials and increased expenses associated with the services of the Company’s CROs and other third parties, or the cost of clinical trials being greater than the Company anticipated;

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delays in manufacturing, testing, releasing, validating or importing/exporting sufficient stable quantities of neflamapimod or the Company’s future product candidates for use in clinical trials or the inability to do any of the foregoing;

●	developments on trials conducted by competitors for related technology that raises FDA or foreign regulatory authority concerns about risk to patients of the technology broadly;

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clinical trials of the Company’s product candidates may produce negative or inconclusive results, and the Company may decide, or regulators may require it, to conduct additional nonclinical studies, clinical trials or abandon product development programs;

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the number of patients required for clinical trials of the Company’s product candidates may be larger than the Company anticipates, enrollment in these clinical trials may be slower than it anticipates or participants may drop out of these clinical trials at a higher rate than it anticipates;

●	the Company’s third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to the Company in a timely manner, or at all;

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regulators, the IRB or a Data Safety Monitoring Board if one is used for the Company’s clinical trials, may require that the Company suspend or terminate its clinical trials for various reasons, including noncompliance with regulatory requirements, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a drug, or a finding that the participants are being exposed to unacceptable health risks;

●	the supply or quality of the Company’s product candidates or other materials necessary to conduct clinical trials of the Company’s product candidates may be insufficient or inadequate;

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transfer of manufacturing processes to larger-scale facilities operated by a contract manufacturing organization (“CMO”), and delays or failure by the Company’s CMOs or the Company to make any necessary changes to such manufacturing process;

●	the FDA or comparable foreign regulatory authorities may require the Company to submit additional data or impose other requirements before permitting it to initiate a clinical trial; or

●	changes in governmental regulations or administrative actions.

Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of marketing approval for neflamapimod or any other future product candidates. Further, the FDA or comparable foreign regulatory authorities may disagree with the Company’s clinical trial design and the Company’s interpretation of data from clinical trials or may change the requirements for approval even after the FDA has reviewed and commented on the design for the Company’s clinical trials.

If the Company is required to conduct additional clinical trials or other nonclinical studies of neflamapimod in various disease conditions beyond those that the Company currently contemplates, if it is unable to successfully complete clinical trials of the Company’s product candidates or other studies, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, the Company may:

●	be delayed in obtaining marketing approval for its product candidates;

●	not obtain marketing approval for its product candidates at all;

●	obtain approval for indications or patient populations that are not as broad as intended or desired;

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obtain approval with labeling that includes significant use or distribution restrictions or safety warnings that would reduce the potential market for its products or inhibit its ability to successfully commercialize the Company’s products;

●	be subject to additional post-marketing restrictions or requirements, including post-marketing testing; or

●	have the product removed from the market after obtaining marketing approval.

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the Company is also required to register certain clinical trials and post the results of completed clinical trials on a government-sponsored database, such as ClinicalTrials.gov in the United States, within certain timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

Enrollment and retention of participants in clinical trials is an expensive and time-consuming process and could be made more difficult or rendered impossible by multiple factors outside the Company’s control.

The timely completion of clinical trials in accordance with their protocols depends, among other things, on the Company’s ability to enroll a sufficient number of research participants who remain in the study until its conclusion. The Company may encounter delays in enrolling, or be unable to enroll, a sufficient number of individuals to complete any of its clinical trials, and even once enrolled the Company may be unable to retain a sufficient number of participants to complete any of its trials. Subject enrollment and retention in clinical trials depends on many factors, including:

●	the eligibility criteria defined in the protocol;

●	the size of the patient population required for analysis of the trial’s primary endpoints;

●	the nature of the trial protocol;

●	the proximity of potential subjects to clinical sites;

●	the existing body of safety and efficacy data with respect to the product candidate;

●	the Company’s ability to recruit clinical trial investigators with the appropriate competencies and experience;

●	clinicians’ and patients’ perceptions as to the potential advantages of the product candidate being studied in relation to other available therapies;

●	competing clinical trials being conducted by other companies or institutions; and

●	the risk that participants enrolled in clinical trials will drop out of the trials before completion.

Furthermore, any negative results the Company may report in clinical trials may make it difficult or impossible to recruit and retain subjects in other clinical trials of that same product candidate. Delays or failures in planned enrollment or retention of clinical trial subjects, including in our ongoing Phase 2b trial, may result in increased costs or program delays, which could have a harmful effect on the Company’s ability to develop a product candidate or could render further development impossible.

If the Company is unable to take full advantage of regulatory programs designed to expedite drug development or provide other incentives, its development programs may be adversely impacted.

There are a number of incentive programs administered by the FDA and other regulatory bodies to facilitate development of drugs in areas of unmet medical need. For example, neflamapimod received a Fast Track designation in October 2019 from the FDA for investigation as a treatment of DLB. Fast Track designation is granted by FDA, in response to a sponsor’s request, upon a determination that the product candidate is intended to treat a serious or life-threatening disease or condition and has the potential to address an unmet medical need, meaning it could provide a therapeutic option for patients where none exists or a therapy that may be potentially superior to existing therapy based on efficacy or safety factors. Fast Track designation and other available FDA programs do not change the standards for approval but may expedite the development or approval process for certain drug candidates.

Neflamapimod may not qualify for or maintain designations under this or other incentive programs under any of the FDA’s existing or future programs to expedite drug development in areas of unmet medical need. the Company’s inability to fully take advantage of these incentive programs may require the Company to run larger trials, incur delays, lose opportunities that may not otherwise be available to it, and incur greater expense in the development of its product candidates.

Results of preclinical studies and early clinical trials may not be indicative of results obtained in later trials. In addition, preliminary, topline and interim data from the Company’s clinical trials that the Company may announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

The results of preclinical studies and early clinical trials of a product candidate, including neflamapimod, may not be predictive of the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. A number of companies in the biopharmaceutical industry, both generally and in the DLB treatment space in particular, have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials. Even if the Company’s clinical trials for neflamapimod are completed as planned, including a future Phase 3 trial, the Company cannot be certain that their results will support the safety and efficacy sufficient to obtain regulatory approval.

In addition, from time-to-time the Company may announce or publish preliminary, topline, or interim data from its clinical trials, which are based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. the Company also makes assumptions, estimations, calculations and conclusions as part of its analyses of data, and it may not have received or had the opportunity to fully and carefully evaluate all data. Preliminary and interim data are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Preliminary or interim data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data the Company previously published. As a result, preliminary and interim data are not necessarily predictive of final results and should be viewed with caution until the final data are available. Adverse differences between preliminary or interim data and final data could significantly harm the Company’s business prospects. Accordingly, the results from the completed preclinical studies and clinical trials for the Company’s product candidates may not be predictive of the results the Company may obtain in later stage trials. Its clinical trials may produce negative or inconclusive results, and the Company may decide, or regulators may require it, to conduct additional clinical trials.

Moreover, clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain approval from the FDA, the EMA or other regulatory agencies for their products. Others, including regulatory agencies, may not accept or agree with the Company’s assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate and the Company in general.

In addition, the information the Company chooses to publicly disclose regarding a particular study or clinical trial is typically selected from a more extensive amount of available information. Others may not agree with what the Company determines is the material or otherwise appropriate information to include in its disclosure, and any information the Company determines not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding neflamapimod, a future product candidate, or its business. If the interim, preliminary, or topline data that the Company reports differ from later, final or actual results, or if others, including the FDA and comparable foreign regulatory authorities, disagree with the conclusions reached, the Company’s ability to obtain approval for, and commercialize our product candidates may be harmed, which could harm its business, financial condition, results of operations and prospects.

The Company relies on third parties to conduct, supervise and monitor its clinical trials. If those third parties do not successfully carry out their contractual duties, or if they perform in an unsatisfactory manner, the Company’s business will be harmed.

Although the Company designs and manages its preclinical studies and clinical trials, it does not currently have the ability to conduct clinical trials for neflamapimod on its own. The Company has relied, and will continue to rely, on third parties such as contract research organizations, medical institutions, and clinical investigators to ensure the proper and timely conduct of its clinical trials. The Company’s reliance on CROs for clinical development activities limits its control over these activities, but it remains responsible for ensuring that each of the Company’s trials is conducted in accordance with the applicable protocol, legal and regulatory and scientific standards. The Company does not control these third parties, and they may not devote sufficient time and resources to the Company’s projects, or their performance may be substandard, resulting in clinical trial delays or suspensions, delays in submission of our marketing applications or failure of a regulatory authority to accept our applications for filing. There is no assurance that the third parties the Company engages will be able to provide the functions, tests, activities or services as agreed upon, or provide them at the agreed upon price and timeline or to the Company’s requisite quality standards, including due to geopolitical events, natural disasters, public health emergencies or pandemics, or poor workforce relations or human capital management.

The Company and its CROs are required to comply with the Good Laboratory Practice requirements for preclinical studies and GCP requirements for clinical trials, which are regulations and guidelines enforced by the FDA and are also required by comparable foreign regulatory authorities. If the Company or its CROs fail to comply with GCP requirements, the clinical data generated in its clinical trials may be deemed unreliable, and the FDA or comparable foreign regulatory authorities may require the Company to perform additional clinical trials before approving its marketing applications. There is also no assurance these third parties will not make errors in the design, management or retention of the Company’s data or data systems. Any failures by such third parties could lead to a loss of data, which in turn could lead to delays in clinical development and obtaining regulatory approval. Third parties may not pass FDA or other regulatory audits, which could delay or prohibit regulatory approval. In addition, the cost of such services could significantly increase over time. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, regulatory approval of current and future product candidates may be delayed, prevented or cost significantly more than expected, all of which could have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

If the Company’s CROs do not successfully carry out their contractual duties or obligations, fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to the Company’s clinical protocols or regulatory requirements or for any other reason, the Company’s clinical trials may be extended, delayed or terminated, and it may not be able to obtain regulatory approval for, or successfully commercialize any product candidate that it develops. As a result, the Company’s financial results and the commercial prospects for neflamapimod would be harmed, its costs could increase, and its ability to generate revenue could be delayed.

The Company has employed several different contract research organizations for clinical trial services. Although the Company believes there are numerous alternatives to provide these services, in the event that it seeks a new CRO, the Company may not be able to enter into replacement arrangements without delays or incurring additional expenses. Switching or adding additional CROs involves substantial cost and requires management’s time and focus. In addition, there is a natural transition period when a new CRO commences work. Though the Company intends to carefully manage its relationships with its CROs, there can be no assurance that the Company will not encounter challenges or delays in the future or that these delays or challenges will not have an adverse impact on its business, financial condition and prospects.

The Company’s reliance on third parties for the production of neflamapimod may result in delays in the Company’s clinical trials or regulatory approvals and may impair the development and ultimate commercialization of neflamapimod, which would adversely impact the Company’s business and financial position.

The Company has no manufacturing facilities and does not have extensive experience in the manufacturing of drugs or in designing drug-manufacturing processes. The Company currently relies on third parties for the manufacture of drug substance, the manufacture of drug product, and the packaging of drug product for clinical use. This reliance on contract manufacturers and suppliers subjects the Company to inherent uncertainties related to product safety, availability, security and cost. Holders of NDAs, or other forms of FDA approvals, or those distributing a regulated product under their own name, are ultimately responsible for compliance with manufacturing obligations even if the manufacturing is conducted by a third party.

The Company further intends to rely on third-party CMOs for the production of commercial supply of neflamapimod if its drug is ultimately approved. If CMOs cannot successfully manufacture drug substance and drug product for the Company’s neflamapimod program, or any other product candidate that the Company may develop or acquire in the future, in conformity to its specifications and the applicable regulatory requirements, the Company will not be able to secure or maintain regulatory approval for the use of that product candidate in clinical trials, or for commercial distribution of that product candidate, if approved. Additionally, any problems the Company experiences with any such CMOs could delay the manufacturing of its product candidates, which could harm its results of operations. All drug manufacturers and packagers are required to operate in accordance with FDA-mandated current good manufacturing practices (“cGMPs”). A failure of any of the Company’s current or future contract manufacturers to establish and follow cGMPs and to document their adherence to such practices may lead to significant delays in obtaining regulatory approval of product candidates or the ultimate launch of products based on the Company’s product candidates into the market. In the event of such failure, the Company could also face fines, injunctions, civil penalties, and other sanctions. Further, if the FDA or comparable foreign regulatory authority finds deficiencies with or does not approve a CMO’s facilities for the future commercial manufacture of neflamapimod, or if it withdraws any such approval or finds deficiencies in the future, the Company may need to find alternative manufacturing facilities, which would delay its development program and significantly impact its ability to obtain regulatory approval for or commercialize neflamapimod.

If any facility of the Company’s third-party drug manufacturers or suppliers were to suffer an accident or a force majeure event such as war, missile or terrorist attack, earthquake, major fire or explosion, major equipment failure or power failure lasting beyond the capabilities of its backup generators or similar event, the Company could be materially adversely affected and any of its clinical trials could be materially delayed. Such an extended shut down may force the Company to procure a new research and development facility or another manufacturer or supplier, which could be time-consuming. During this period, the Company may be unable to receive investigational neflamapimod supplies or any other product candidates it may develop or acquire.

The recently initiated Phase 2b clinical trial is being conducted with a drug substance (the active pharmaceutical ingredient (“API”)) already manufactured in 2019 at a third-party CMO. In addition, the Company has sufficient drug substance available to cover the anticipated needs for Phase 3 in DLB. This drug substance was manufactured at an established commercial contract manufacturing organization that is approved for and manufactures drug both for investigational use and marketed products. The Company anticipates utilizing the company for clinical trials beyond the Phase 3 clinical trial in DLB, as well potentially for commercial use. However, supplies of the neflamapimod drug substance could be interrupted from time to time, and the Company cannot be certain that alternative supplies could be obtained within a reasonable timeframe, at an acceptable cost, or at all. In addition, a disruption in the supply of drug substance could delay the commercial launch of the Company’s product candidates, if approved, or result in a shortage in supply, which would impair its ability to generate revenues from the sale of our product candidates. Growth in the costs and expenses of raw materials may also impair the Company’s ability to cost effectively manufacture its product candidates.

The Company also currently relies on a third-party CMO (different than that for the API) for the manufacture of our neflamapimod drug product. The Company has used the same manufacturer for its neflamapimod drug product in all our clinical trials to date. If neflamapimod is ultimately approved for commercial sale, the Company expects to continue to rely on third-party contractors for manufacturing the drug product. Although the Company intends to do so prior to any commercial launch, it has not yet entered into long-term agreements for the commercial supply of either drug substance or drug product with its current manufacturing providers, or with any alternate manufacturers.

While the Company believes that there are multiple alternative sources available for manufacturing of both drug substance and drug product in its neflamapimod program, the Company may not be able to enter into replacement arrangements without delays or additional expenditures. It cannot estimate these delays or costs with certainty but, if they were to occur, they could cause a delay in the Company’s development and commercialization efforts.

Although the Company generally has not, and does not intend to, begin a clinical trial unless it believes it has on hand, or will be able to obtain, a sufficient supply of neflamapimod to complete the clinical trial, any significant delay in the supply of neflamapimod drug substance or drug product could considerably delay conducting the Company’s clinical trials and potential regulatory approval of its product candidates.

Further, third-party suppliers, manufacturers, or distributors may not perform as agreed or may terminate their agreements with the Company, including due to the effects related to geopolitical events, natural disasters, public health emergencies or pandemics, such as the COVID-19 pandemic, or force majeure events that affect their facilities or ability to perform. Any significant problem that the Company’s suppliers, manufacturers, distributors or regulatory service providers experience could delay or interrupt supply of materials necessary to produce the Company’s product candidates. Failure to obtain the needed quantities of the Company’s product candidates could have a material and adverse effect on its business, financial condition, results of operations and prospects.

If the Company changes the manufacturers of its product candidates, it may be required to conduct comparability studies evaluating the manufacturing processes of the product candidates.

The FDA and other regulatory agencies maintain strict requirements governing the manufacturing process for prescription drug products that would apply to the Company’s product candidates, if approved. For example, when a manufacturer seeks to make any change to the manufacturing process, the FDA typically requires the applicant to conduct non-clinical and, depending on the magnitude of the changes, potentially clinical comparability studies that evaluate the potential differences in the product candidates resulting from the change in the manufacturing process. If the Company were to change manufacturers of its drug substance or drug product during or after the clinical trials and regulatory approval process for neflamapimod or any of its other product candidates, the Company will be required to conduct comparability studies assessing product candidates manufactured at the new manufacturing facility. Further, manufacturing changes are generally categorized as having either a substantial, moderate, or minimal potential to adversely affect the identity, strength or quality of the drug product as they may relate to the safety or effectiveness of the product, and if a change has a substantial potential to have an adverse effect on the drug product, an applicant must submit and receive FDA approval of a prior approval supplemental application before the product made with the manufacturing change is distributed. Other forms of notice to FDA are also required for manufacturing changes that have a moderate or minimal potential to have an adverse effect on the drug product’s safety or effectiveness. Regardless of the type of manufacturing change, the methods used and the facilities and controls used for the manufacture, processing, packaging, or holding of human drugs must comply with applicable cGMP regulations.

Delays in designing and completing a comparability study to the satisfaction of the FDA or other regulatory agencies could delay or preclude the Company’s development plans and, thereby, delay the Company’s ability to receive marketing approval or limit its revenue and growth, once approved. In addition, in the event that the FDA or other regulatory agencies do not accept non-clinical comparability data, the Company may need to conduct a study involving dosing of patients comparing the two products. That study may result in a delay in the approval or launch of any of its product candidates.

Any product candidate for which the Company obtains marketing approval will be subject to extensive post-marketing regulatory requirements and could be subject to post-marketing restrictions or withdrawal from the market, and the Company may be subject to penalties if it fails to comply with regulatory requirements or if it experiences unanticipated problems with its products, when and if any of them are approved.

If the FDA or a comparable foreign regulatory authority approves neflamapimod or any of the Company’s future product candidates for marketing, activities such as the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for the product will be subject to extensive and ongoing regulatory requirements. The FDA or a comparable foreign regulatory authority may also impose requirements for costly post-marketing nonclinical studies or clinical trials (often called “Phase 4 trials”) and post-marketing surveillance to monitor the safety or efficacy of the product. If the Company or a regulatory authority discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, production problems or issues with the facility where the product is manufactured or processed, such as product contamination or significant not-compliance with applicable cGMPs, a regulator may impose restrictions on that product, the manufacturing facility or the Company. If the Company or its third-party providers, including the Company’s CMOs, fail to comply fully with applicable regulations, then the Company may be required to initiate a recall or withdrawal of its products.

The Company must also comply with requirements concerning advertising and promotion for any of its product candidates for which it obtains marketing approval. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved labeling. Thus, the Company will not be able to promote any products it develops for indications or uses for which they are not approved. The FDA and other agencies closely oversee the post-approval marketing and promotion of drugs to ensure drugs are marketed only for the approved indications and in accordance with the provisions of the approved labeling. The FDA imposes stringent restrictions on manufacturers’ communications regarding use of their products, and if the Company promotes its products beyond their approved indications, it may be subject to enforcement actions or prosecution arising from that off-label promotion. Violations of the Federal Food, Drug, and Cosmetic Act relating to the promotion of prescription drugs may lead to investigations alleging violations of federal and state healthcare fraud and abuse laws, as well as state consumer protection laws. Accordingly, to the extent the Company receives marketing approval for neflamapimod, the Company and its CMOs and other third-party partners will continue to expend time, money and effort in all areas of regulatory compliance, including promotional and labeling compliance, manufacturing, production, product surveillance, and quality control. If the Company is not able to comply with post-approval regulatory requirements, it could have marketing approval for any of its products withdrawn by regulatory authorities and its ability to market any future products could be limited, which could adversely affect its ability to achieve or sustain profitability. Thus, the cost of compliance with post-approval regulations may have a negative effect on the Company’s operating results and financial condition.

The FDA’s policies may change and additional government regulations may be enacted that could prevent, limit or delay marketing approval of the Company’s product candidates. If the Company is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if it is not able to maintain regulatory compliance, it may lose any marketing approval that it may have obtained, which would adversely affect the Company’s business, prospects and ability to achieve or sustain profitability.

If the Company is unable to establish sales, marketing and distribution capabilities either on its own or in collaboration with third parties, it may not be successful in commercializing neflamapimod, if approved.

The Company does not currently have any infrastructure for the sales, marketing or distribution of an approved drug product, and the cost of establishing and maintaining such an organization may exceed the cost-effectiveness of doing so. In order to market and successfully commercialize neflamapimod, if approved, the Company must build its sales, distribution, marketing, managerial and other non-technical capabilities, or make arrangements with third parties to perform these services.

There are significant expenses and risks involved in establishing the Company’s own sales, marketing and distribution functions, including the Company’s ability to hire, retain and appropriately incentivize qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel, and effectively manage a geographically dispersed sales and marketing team. Alternatively, to the extent that the Company depends on third parties for such services, any revenues it receives will depend upon the efforts of those third parties, and there can be no assurance that such efforts will be successful.

If the Company is unable to establish adequate sales, marketing and distribution capabilities, either on its own or in collaboration with others, the Company will not be successful in commercializing neflamapimod, if it is ultimately approved, and it may never become profitable. The Company will be competing with companies that currently have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third party to perform marketing and sales functions, the Company may be unable to compete successfully against these more established companies.

Risks Related to the Company’s Commercialization Plans

The Company’s business operations are subject to applicable healthcare laws and regulations. If neflamapimod is approved, the Company will also be subject to stringent regulation and ongoing regulatory obligations and restrictions, which could delay its marketing and commercialization activities and also expose it to penalties if the Company fails to comply with applicable regulations.

Although the Company does not currently have any products on the market, once it begins commercializing neflamapimod or any other future product candidates, it will be subject to additional healthcare statutory and regulatory requirements and oversight by federal and state governments as well as foreign governments in the jurisdictions in which the Company conducts its business. Physicians, other healthcare providers and third-party payors will play a primary role in the recommendation, prescription and use of any product candidates for which the Company obtains marketing approval. The Company’s future arrangements with such third parties may expose the Company to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which it markets, sells and distributes any products for which the Company obtains marketing approval. Restrictions under applicable domestic and foreign healthcare laws and regulations include the following:

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the U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid; a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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U.S. federal false claims, false statements and civil monetary penalties laws, including the U.S. federal False Claims Act, which impose criminal and civil penalties against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government; actions may be brought by the government or a whistleblower and may include an assertion that a claim for payment by federal healthcare programs for items and services which results from a violation of the federal Anti-Kickback Statue constitutes a false or fraudulent claim for purposes of the False Claims Act;

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the U.S. federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) that imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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analogous state and foreign laws and regulations relating to healthcare fraud and abuse, such as state anti-kickback and false claims laws, which may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers;

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the U.S. federal physician payment transparency requirements, sometimes referred to as the “Sunshine Act,” which requires manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid, or the Children’s Health Insurance Program to report to the Centers for Medicare & Medicaid Services (“CMS”), information related to physician payments and other transfers of value to physicians, certain advanced non-physician health care practitioners, and teaching hospitals, as well as the ownership and investment interests of physicians and their immediate family members;

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analogous state and foreign laws that require pharmaceutical companies to track, report and disclose to the government or the public information related to payments, gifts, and other transfers of value or remuneration to physicians and other healthcare providers, marketing activities or expenditures, or product pricing or transparency information, or that require pharmaceutical companies to implement compliance programs that meet certain standards or to restrict or limit interactions between pharmaceutical manufacturers and members of the healthcare industry;

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the U.S. federal laws that require pharmaceutical manufacturers to report certain calculated product prices to the government or provide certain discounts or rebates to government authorities or private entities, often as a condition of reimbursement under federal healthcare programs;

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HIPAA, which imposes obligations on certain covered entity healthcare providers, health plans, and healthcare clearinghouses as well as their business associates that perform certain services involving the use or disclosure of individually identifiable health information, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information; and

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state and foreign laws that govern the privacy and security of health information in certain circumstances, including state security breach notification laws, state health information privacy laws and federal and state consumer protection laws, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Ensuring business arrangements comply with applicable healthcare laws, as well as responding to possible investigations by government authorities, can be time- and resource-consuming and can divert a company’s attention from the business. Efforts to ensure that the Company’s business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of health care reform, especially in light of the lack of applicable precedent and regulations. Any action against the Company for violation of these laws, even if the Company successfully defends against it, could cause the Company to incur significant legal expenses and divert our management’s attention from the operation of its business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance or reporting requirements increases the possibility that a health care company may run afoul of one or more of the requirements. If the FDA or a comparable foreign regulatory authority approves any of the Company’s product candidates, the Company will be subject to an expanded number of these laws and regulations and will need to expend resources to develop and implement policies and processes to promote ongoing compliance. It is possible that governmental authorities will conclude that the Company’s business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations, resulting in government enforcement actions.

If the Company’s operations are found to be in violation of any of these laws or any other governmental regulations that may apply to the Company, it may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, exclusion of products from federal healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of the Company’s operations. If any of the physicians or other healthcare providers or entities with whom the Company expects to do business is found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from federal healthcare programs.

Even if neflamapimod or any other product candidate the Company develops receives marketing approval, it may fail to achieve the level of acceptance necessary for commercial success.

If neflamapimod, or any other product candidate the Company may develop or acquire in the future, receives marketing approval, it may nonetheless fail to gain sufficient market acceptance by physicians, health care professionals, patients, third-party payors and others in the medical community. If the Company’s drug does not achieve an adequate level of acceptance, the Company may not generate significant product revenues or become profitable. The degree of market acceptance will depend on a number of factors, including but not limited to:

●	the ability to provide acceptable evidence of efficacy and potential advantages compared to alternative treatments;

●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

●	the Company’s ability to offer its drug for sale at competitive prices, which may be subject to regulatory control;

●	the availability of third-party insurance coverage and adequate reimbursement;

●	the availability of alternative treatments and the cost of a new treatment in relation to those alternatives, including any similar generic treatments;

●	the relative convenience and ease of administration of a new treatment compared to alternatives, and the prevalence and severity of any side effects of a new treatment;

●	the strength and effectiveness of the Company’s sales, marketing and distribution capabilities, either internally or in collaboration with others;

●	any restrictions on the use of the Company’s product together with other medications; and

●	any restrictions on the distribution of the Company’s product such as those imposed under a mandatory REMS program.

If neflamapimod or any other product candidate that the Company may develop in the future does not provide a treatment regimen that is at least as beneficial as the current standard of care or otherwise does not provide some additional patient benefit over the current standard of care, that product will not achieve market acceptance, and the Company will not generate sufficient revenues to achieve profitability. Because the Company expects sales of its product candidates, if approved, to generate substantially all of its revenues for the foreseeable future, the failure of the Company’s product candidates to find market acceptance would materially harm its business.

If the market opportunity for any product candidate that the Company develops is smaller than it believes, its revenue may be adversely affected and its business may suffer.

The Company intends to initially focus its product candidate development on treatments for various CNS and neurodegenerative indications. The addressable patient populations that may benefit from treatment with the Company’s product candidates, if approved, are based on its estimates. These estimates, which have been derived from a variety of sources, including scientific literature, surveys of clinics, patient foundations and market research, may prove to be incorrect. Further, new studies may change the estimated incidence or prevalence of these CNS and neurodegenerative diseases. Any regulatory approval of the Company’s product candidates would be limited to the therapeutic indications examined in the Company’s clinical trials and as determined by the FDA, which would not permit the Company to market its products for any other therapeutic indications not expressly reviewed and approved as safe and effective. Additionally, the potentially addressable patient population for the Company’s product candidates may not ultimately be amenable to treatment with the Company’s product candidates. Even if the Company receives regulatory approval for any of its product candidates, such approval could be conditioned upon label restrictions that materially limit the addressable patient population. The Company’s market opportunity may also be limited by future competitor treatments that enter the market. If any of the Company’s estimates prove to be inaccurate, the market opportunity for any product candidate that the Company or its strategic partners develop could be significantly diminished and have an adverse material impact on its business.

The Company faces substantial competition from other biotechnology and pharmaceutical companies, and its operating results will suffer if it fails to compete effectively.

The biotechnology and pharmaceutical industries are highly competitive and subject to significant and rapid technological change. If neflamapimod is approved, it will face intense competition from a variety of businesses, including large, fully integrated pharmaceutical companies, specialty pharmaceutical companies, biopharmaceutical companies in the United States and other jurisdictions, academic institutions and governmental agencies and public and private research institutions. These organizations may have significantly greater resources than the Company does. They may also conduct similar research, seek patent protection, and establish collaborative arrangements for research, development, manufacturing and marketing of products that may compete with neflamapimod.

Currently, there are a limited number of companies and disease modifying approaches for DLB. However, given the potential market opportunity for the treatment of DLB and other neurodegenerative diseases, an increasing number of established pharmaceutical firms and smaller biotechnology/biopharmaceutical companies are pursuing a range of potential therapies for these diseases in various stages of clinical development. In addition to these current and potential competitors, the Company anticipates that more companies will enter the DLB market in the future. The Company’s potential competitors could have significantly greater financial resources, as well as drug development, manufacturing, marketing, and sales expertise. They may also be able to develop and commercialize products that are safer, more effective, less expensive, more convenient, easier to administer, or have fewer severe effects, than existing treatments or, if it is ultimately approved, neflamapimod. Competitors may also obtain FDA or other regulatory approval for their product candidates more rapidly than the Company may obtain approval for neflamapimod, which could result in their establishing or strengthening a commercial position before the Company is able to enter the market. The highly competitive nature of the biotechnology and pharmaceutical industries, as well as the rapid technological changes in those fields, could limit The Company’s ability to advance neflamapimod commercially. If the Company is unable to compete effectively, this could have a material adverse effect on its business and results of operations.

The successful commercialization of neflamapimod, or any other product candidate the Company may develop or acquire, will depend in part on the extent to which governmental authorities and health insurers establish adequate coverage, reimbursement levels, and pricing policies. Failure to obtain or maintain coverage and adequate reimbursement for the Company’s product candidates, if approved, could limit its ability to market those products and decrease its ability to generate revenue.

In the United States, the availability and adequacy of coverage and reimbursement by governmental healthcare programs such as Medicare and Medicaid, private health insurers, and other third-party payors are essential for most patients to be able to afford prescription medications such as neflamapimod, if it is approved. The Company’s ability to achieve acceptable levels of coverage, payment, and reimbursement for products by governmental authorities, private health insurers and other organizations will have an effect on the Company’s ability to successfully commercialize neflamapimod and any other potential future product candidates. Assuming the Company obtains coverage for neflamapimod by a third-party payor, the resulting reimbursement payment rates may not be adequate or may require co-payments that patients find unacceptably high. the Company cannot be sure that coverage, payment, and reimbursement in the United States or elsewhere will be available for or any drug product that we may develop, and any reimbursement that may become available may be decreased or eliminated in the future.

Further, if neflamapimod is approved in any jurisdictions outside of the United States, the Company may also be subject to extensive governmental price controls and other market regulations in those countries. Governments outside of the United States, particularly the countries of the European Union, tend to impose strict price controls on prescription pharmaceutical products. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, the Company may be required to conduct a clinical trial that compares the cost-effectiveness of its product candidate to other available therapies. If reimbursement of the Company’s products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, the Company’s business could be harmed, possibly materially. As a result, the Company might obtain regulatory approval for a product in a particular country, but then be subject to price regulations that delay its commercial launch of the product and negatively impact the revenue the Company is able to generate from the sale of the product in that country. Adverse pricing limitations may hinder the Company’s ability to recoup its investment in its product candidates, even after obtaining regulatory approval.

The market for any products for which the Company may receive regulatory approval will depend significantly on access to third-party payors’ drug formularies, which are the lists of medications for which third-party payors provide coverage and reimbursement. The industry competition to be included in such formularies often leads to downward pricing pressures on pharmaceutical companies. No uniform policy of coverage and reimbursement for drug products exists among third-party payors in the United States, and coverage and reimbursement for drug products can differ significantly from payor to payor. As a result, the coverage determination process is often time-consuming and costly. It will require the Company to provide scientific and clinical support for the use of its product candidates to each payor separately, with no assurance that coverage will be obtained.

In addition, efforts by governmental and third-party payors in the United States to cap or reduce healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for newly approved products. As a result, those payors may not cover or provide adequate payment for neflamapimod, if it is approved. Third-party payors are also increasingly challenging the prices charged for pharmaceutical products and services. Those payors may consider a product as substitutable, and only offer to reimburse patients for the less expensive product. Even if the Company shows improved efficacy or improved convenience of administration compared to existing treatments for its target indications, pricing of existing drugs may limit the amount the Company will be able to charge for neflamapimod.

If the Company is unable to obtain adequate coverage and payment levels for its products from third-party payors, physicians may limit how much or under what circumstances they will prescribe or administer them, and patients may decline to purchase them. This in turn would affect the Company’s ability to successfully commercialize any approved products and thereby adversely impact its profitability, results of operations, and financial condition.

Enacted and future healthcare legislation may increase the difficulty and cost for the Company to obtain marketing approval of and commercialize its product candidates, if approved, and also affect the prices it may set.

There have been, and the Company expects will continue to be, a number of legislative and regulatory proposals and changes to the healthcare systems in the United States and other jurisdictions that could affect the Company’s future results of operations. In particular, a number of initiatives at the U.S. federal and state levels have aimed to reduce healthcare costs and improve the quality of healthcare. Existing regulatory policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of neflamapimod or any future product candidates the Company may develop or acquire. The Company cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If the Company is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if it is not able to maintain regulatory compliance, the Company may lose any marketing approval that it may have obtained, and it may not achieve or sustain profitability.

In the United States, there have been and continue to be a number of significant legislative initiatives to contain healthcare costs. Federal and state governments continue to propose and pass legislation designed to reform delivery of, or payment for, healthcare, which include initiatives to reduce the cost of healthcare. For example, in March 2010, the United States Congress enacted the Patient Protection and Affordable Care Act and the Healthcare and Education Reconciliation Act (“ACA”), which expanded healthcare coverage through Medicaid expansion and the implementation of the individual mandate for health insurance coverage and which included changes to the coverage and reimbursement of drug products under federal healthcare programs. The ACA contained a number of provisions that affect coverage and reimbursement of drug products or that could potentially reduce the demand for pharmaceutical products such as increasing drug rebates under state Medicaid programs for brand name prescription drugs and extending those rebates to Medicaid managed care and assessing a fee on manufacturers and importers of brand name prescription drugs reimbursed under certain government programs, including Medicare and Medicaid. Since its enactment, there have been numerous judicial, administrative, executive and legislative challenges to certain aspects of the ACA. In June 2021 the U.S. Supreme Court dismissed a judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Thus, the ACA will remain in effect in its current form.

The Company’s industry continues to face potential changes in the legal and regulatory landscape on the federal, state and international levels. Additional legislative actions to control U.S. healthcare or other costs have passed. The Budget Control Act, as amended, resulted in the imposition of 2% reductions in Medicare (but not Medicaid) payments to providers in 2013 and will remain in effect through 2027 unless additional Congressional action is taken. There has also been increasing public and government interest in the United States with respect to specialty drug pricing practices, including proposed federal and state legislation designed to bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, put in place limits and caps on pharmaceutical prices, request rebates for certain pharmaceutical products, and reform government program reimbursement methodologies for drugs. For example, in March 2021, President Biden signed the American Rescue Plan Act of 2021 into law, which eliminates the statutory Medicaid drug rebate cap, currently set at 100% of a drug’s average manufacturer price (“AMP”), for single source and innovator multiple source drugs, beginning January 1, 2024. Payment methodologies may also be subject to changes in health care legislation and regulatory initiatives. For example, CMS may develop new payment and delivery models, such as bundled payment models. In addition, President Biden signed the Inflation Reduction Act of 2022 (“IRA”) into law in August 2022. Among other things, the IRA requires manufacturers of certain drugs to engage in price negotiations with Medicare (beginning in 2026), with prices that can be negotiated subject to a cap; imposes rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation (first due in 2023); and replaces the Part D coverage gap discount program with a new discounting program (beginning in 2025). The IRA permits the Secretary of the Department of Health and Human Services to implement many of these provisions through guidance, as opposed to regulation, for the initial years. For that and other reasons, it is currently unclear how the IRA will be effectuated, or the impact of the IRA on our business.

At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures. In December 2020, the U.S. Supreme Court held unanimously that federal law does not preempt the states’ ability to regulate pharmacy benefit managers (“PBMs”) and other members of the health care and pharmaceutical supply chain, an important decision that may lead to appears to be leading to further and more aggressive efforts by states in this area. The Federal Trade Commission in mid-2022 also launched sweeping investigations into the practices of the PBM industry, and members of Congress continue to propose reforms for the PBM industry, all or each of which could lead to additional federal and state legislative or regulatory proposals targeting such entities’ operations, pharmacy networks, or financial arrangements. Significant efforts to change the PBM industry as it currently exists in the U.S. may affect the entire pharmaceutical supply chain and the business of other stakeholders, including pharmaceutical product developers like the Company.

In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. In markets outside of the United States, reimbursement and healthcare payment systems vary significantly by country, and many countries have instituted price ceilings on specific products and therapies. For example, the European Union provides options for its member states to restrict the range of medicinal products for which their national health insurance systems provide reimbursement, and to control the prices of medicinal products for human use.

The Company cannot predict the likelihood, nature, or extent of government regulation that may arise from future legislation or administrative action in the United States or any other jurisdiction. In the United States, future laws and regulation may result in more rigorous coverage criteria and increased downward pressure on the price pharmaceutical companies may receive for any approved product. Reductions in reimbursement from Medicare or other government programs may result in similar reductions in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent the Company from being able to generate revenue, attain profitability or commercialize its product candidates. Further, if the Company or any third parties with whom it engages in the future are slow or unable to adapt to changes in existing requirements or policies, or if the Company is not able to maintain regulatory compliance, its ability to generate revenue, attain profitability, or commercialize neflamapimod or any other products for which it receives regulatory approval may be materially and adversely affected.

Inadequate funding for the FDA, the SEC and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of the Company’s business may rely, which could negatively impact the Company’s business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC, the NIA and other government agencies on which the Company’s operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for clinical trial applications and/or marketing applications for new drugs to be reviewed or approved by necessary government agencies, which would adversely affect the Company’s business. For example, over the last several years, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical FDA, SEC and other government employees and stop critical activities. If a prolonged government or slowdown shutdown occurs, it could significantly impact the ability of the NIA to disburse funds for our clinical trial and for the FDA to timely review and process the Company’s regulatory submissions, which could have a material adverse effect on the Company’s business. Further, in the Company’s operations as a public company, future government shutdowns or slowdowns could impact its ability to access the public markets and obtain necessary capital in order to properly capitalize and continue its operations.

Regulatory authorities, including the FDA, may not accept data from clinical trials conducted outside of their jurisdiction.

The Company has in the past and may in the future conduct additional clinical trials evaluating its product candidates outside the U.S. The acceptance of trial data from clinical trials conducted outside the U.S. by the FDA may be subject to certain conditions or may not be accepted at all, and other comparable non-U.S. regulatory authorities may have similar restrictions and conditions with respect to clinical trials conducted outside of their jurisdiction. In cases where data from non-U.S. clinical trials are intended to serve as the basis for marketing approval in the U.S., the FDA will generally not approve the application on the basis of non-U.S. data alone unless (i) the data are applicable to the U.S. population and U.S. medical practice; and (ii) the trials were performed by clinical investigators of recognized competence and pursuant to GCP regulations. Additionally, the FDA’s clinical trial requirements, including sufficient size of patient populations and statistical powering, must be met. Many comparable non-U.S. regulatory authorities have similar approval requirements.

There can be no assurance that the FDA will accept data from trials conducted outside of the U.S. or that any comparable non-U.S. regulatory authority will accept data form trials conducted outside of the applicable jurisdiction. If the FDA or any comparable non-U.S. regulatory authority does not accept such data or believes that additional data is necessary to supplement such data, it would result in the need for additional trials, which would be costly and time-consuming, could delay a product candidate’s development plan, and which may result in product candidates not receiving approval for commercialization in the applicable jurisdiction.

Conducting clinical trials outside the U.S. may also expose us to additional risks, including risks associated with the following: additional foreign regulatory requirements; foreign exchange fluctuations; compliance with foreign manufacturing, customs, shipment and storage requirements; the failure of enrolled subjects in foreign countries to adhere to clinical protocol as a result of differences in standard-of-care; cultural differences in medical practice and clinical research; diminished protection of intellectual property rights; and compliance with general local legal requirements.

The Company’s business activities may be subject to the Foreign Corrupt Practices Act “(FCPA”) and similar anti-bribery and anti-corruption laws.

The Company’s business activities may be subject to the FCPA and similar anti-bribery or anti-corruption laws, regulations or rules of other countries in which the Company operates, including the U.K. Bribery Act. The FCPA generally prohibits offering, promising, giving, or authorizing others to give anything of value, either directly or indirectly, to a non-U.S. government official in order to influence official action, or otherwise obtain or retain business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. The Company’s business is heavily regulated and therefore involves significant interaction with public officials, including officials of non-U.S. governments. Additionally, in many other countries, the health care providers who prescribe pharmaceuticals are employed by their government, and the purchasers of pharmaceuticals are government entities; therefore, the Company’s dealings with these prescribers and purchasers are subject to regulation under the FCPA. Recently the Securities and Exchange Commission (“SEC”) and Department of Justice have increased their FCPA enforcement activities with respect to biotechnology and pharmaceutical companies. There is no certainty that all of the Company’s employees, agents, contractors, or collaborators, or those of the Company’s affiliates, will comply with all applicable laws and regulations, particularly given the high level of complexity of these laws. Violations of these laws and regulations could result in fines, criminal sanctions against the Company, its officers, or its employees, the closing down of the Company’s facilities, requirements to obtain export licenses, cessation of business activities in sanctioned countries, implementation of compliance programs, and prohibitions on the conduct of its business. Any such violations could include prohibitions on the Company’s ability to offer its products in one or more countries and could materially damage the Company’s reputation, its brand, its international expansion efforts, its ability to attract and retain employees, and its business, prospects, operating results, and financial condition.

Risks Related to the Company’s Intellectual Property

If the Company does not adequately protect its proprietary rights, the Company may not be able to compete effectively.

The Company relies upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to its neflamapimod drug development program. The Company’s commercial success depends on obtaining and maintaining proprietary rights in the United States and in international jurisdictions, and successfully defending these rights against third-party challenges. The Company seeks to protect its proprietary position by filing patent applications related to its neflamapimod drug development programs in the United States and in other countries.

The Company acquired an exclusive license from Vertex in 2014 to develop and commercialize neflamapimod for the treatment of AD and other CNS disorders. This license covers know-how, preclinical and clinical data, and certain specified Vertex patent rights, including a composition of matter patent for neflamapimod that expired in 2017. The Company has thus focused its efforts on discoveries related to neflamapimod that are reflected in issued patents and patent applications covering a range of subjects, including: methods of treating patients suffering from DLB or AD, as well as methods of reducing amyloid plaque burden; methods of improving cognition and treating neurologic disorders; methods for promoting recovery of function in patients who have suffered acute neurologic injuries, including those resulting from various forms of stroke; and methods of treating patients suffering from dementia. In addition, the Company has filed patents related to formulations of neflamapimod, including pharmaceutical compositions for oral administration exhibiting desirable pharmacokinetics and processes for the manufacture thereof. In the United States, the natural expiration of a patent is generally 20 years after it is filed. Although various extensions may be available, the life of a patent is limited.

The Company’s issued patents and patent applications remain subject to uncertainty and continued monitoring. The Company’s patent applications may fail to result in issued patents with claims that provide further coverage for neflamapimod in the United States or in foreign countries. The patent prosecution process is expensive and time-consuming, and the Company may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. The Company may also fail to identify further patentable aspects of its research and development output before it is too late to obtain patent protection. There is no assurance that all potentially relevant prior art relating to the Company’s patents and patent applications has been found, which can invalidate a patent or prevent a patent from issuing from a pending patent application.

Although the Company has already obtained several issued patents and are working to expand its estate with additional patent applications, third parties may challenge its patents’ validity, enforceability, or scope, which may result in such patents being narrowed, invalidated, or held unenforceable. Any successful opposition to these patents or any other patents owned by or licensed to the Company could deprive it of rights necessary for the successful commercialization of neflamapimod, or any other product candidates it may develop. Further, if the Company encounters delays in regulatory approvals, the period of time during which it could market a product candidate under patent protection could be reduced.

The patent position of life sciences companies can often involve complex legal and factual questions and in recent years has been the subject of significant litigation. Publications of discoveries in scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, the Company cannot know with certainty whether it was the first to make the inventions claimed in its owned or licensed patents or pending patent applications, or that it was the first to file for patent protection of such inventions. Further, the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and the Company’s patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in patent claims being narrowed, invalidated, held unenforceable, in whole or in part, or reduced in term. Such a result could limit the Company’s ability to prevent others from using or commercializing similar or identical technology and products.

The Company also intends to rely on regulatory exclusivity for protection of its product candidates, if approved for commercial sale. Implementation and enforcement of regulatory exclusivity, which may consist of regulatory data protection and market protection, varies widely from country to country. Failure to qualify for regulatory exclusivity, or failure to obtain or to maintain the extent or duration of such protections that we expect for the Company’s product candidates, if approved, could affect the Company’s decision on whether to market the products in a particular country or countries or could otherwise have an adverse impact on its revenue or results of operations.

Furthermore, generic drug manufacturers or other competitors may challenge the scope, validity or enforceability of the Company’s patents, requiring it to engage in complex, lengthy and costly litigation or other proceedings. Generic drug manufacturers may also develop, seek approval for and launch generic versions of the Company’s products.

There is no composition matter patent protection that covers neflamapimod. Rather, the Company’s patents provide protection around either the use of neflamapimod for specific or medical indication (so called “use patents”) or the administration of neflamapimod in specific manner (e.g., at a specific dose or in a specific formulation). Patents that are not around composition of matter are narrower in scope (i.e., they do not protect against development of neflamapimod in an indication other than that the patent defines), more difficult to defend against challenges against validity, and more difficult to enforce against infringement. For these reasons, some pharmaceutical companies choose not to develop and/or license compounds that are not covered by a composition of matter patent. The Company owns a patent that is issued in the US around co-crystals of neflamapimod, any of which if they were successfully developed would be afforded composition of matter patent protection under this patent.

Without patent protection for the Company’s current or future product candidates, these candidates may be open to competition from other products. As a result, the Company’s patent portfolio may not provide the Company with sufficient rights to exclude others from commercializing products similar or identical to the Company’s.

If the Company fails to comply with its obligations under its existing license agreement with Vertex, or with any future intellectual property licenses with third parties, the Company could lose license rights that are important to its business.

The Company is party to an Option and License Agreement with Vertex, pursuant to which the Company acquired an exclusive license to develop and commercialize neflamapimod for the diagnosis, treatment, and prevention of AD and other CNS disorders. Under the terms of the Vertex Agreement, the Company must use commercially reasonable efforts during the license term to develop and obtain regulatory approval for a licensed product in specified major markets, and to promptly and effectively commercialize the licensed product once such approval is obtained. The Vertex Agreement also contains certain specified minimum diligence requirements, including making annual expenditures set forth in a development plan, and commencing a Phase 2 clinical trial of the licensed product within a specified time period.

The Vertex Agreement provides that either party may terminate the agreement if the other party is in material breach of its obligations thereunder, following a 60-day notice and cure period, or if the other party files for bankruptcy, reorganization, liquidation, receivership, or an assignment of a substantial portion of assets to creditors. The Vertex Agreement also provides that in the event the Company materially breaches any of certain specified diligence obligations as to a specific major market, Vertex’s sole remedy for such breach, following the applicable notice and cure period, will be to terminate the license as to such specific major market country.

Accordingly, the Company must be diligent in meeting its obligations under the Vertex Agreement. Any uncured, material breach under the Vertex Agreement could result in the loss of certain of its rights to neflamapimod and could compromise the Company’s development and commercialization efforts. This in turn would have an adverse effect on the Company’s business, which could be material.

The Company may become subject to third parties’ claims alleging infringement of their patents and proprietary rights, or the Company may need to become involved in lawsuits to protect or enforce its patents, which could be costly and time consuming, as well as potentially delay or prevent the development and commercialization of its product candidates or put its patents and other proprietary rights at risk

The Company’s commercial success depends, in part, upon the Company’s ability to develop, manufacture, market and sell its lead product candidate, neflamapimod, without alleged or actual infringement, misappropriation or other violation of the patents and proprietary rights of third parties. While the Company is not currently subject to any pending intellectual property litigation, and is not aware of any such threatened litigation, the Company may be exposed to future litigation by third parties based on claims that its product candidates, technologies or activities infringe the intellectual property rights of others. Some claimants may have substantially greater resources than the Company does and may be able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time than it could. In addition, patent holding companies that focus solely on extracting royalties and settlements by enforcing patent rights may target the Company. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that the Company’s product candidates may be subject to claims of infringement of the intellectual property rights of third parties.

The Company may be subject to third-party claims including infringement, interference or derivation proceedings, reexamination proceedings, post-grant review and inter partes review before the U.S. Patent and Trademark Office (“USPTO”) or similar adversarial proceedings or litigation in other jurisdictions. Even if the Company believes such claims are without merit, a court of competent jurisdiction could hold that these third-party patents are valid, enforceable and infringed, and the holders of any such patents may be able to block the Company’s ability to commercialize the applicable product candidate unless the Company obtained a license under the applicable patents, or until such patents expire or are finally determined to be invalid or unenforceable. These proceedings may also result in the Company’s patent claims being invalidated or narrowed in scope. In addition, a court may hold that a third-party is entitled to certain patent ownership rights instead of the Company.

As a result of patent infringement claims, or in order to avoid potential infringement claims, the Company may choose to seek, or be required to seek, a license from the third party, which may require it to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if a license can be obtained on acceptable terms, the rights may be nonexclusive, which could give the Company’s competitors access to the same intellectual property rights. If the Company is unable to enter into a license on acceptable terms, it could be prevented from commercializing one or more of its product candidates, forced to modify such product candidates, or to cease some aspect of the Company’s business operations, which could harm the Company’s business significantly. In addition, if the breadth or strength of protection provided by the Company’s patents and patent applications is threatened, it could dissuade companies from collaborating with the Company to license, develop or commercialize current or future product candidates.

If the Company were to initiate legal proceedings against a third party to enforce a patent covering one of its product candidates, the defendant could counterclaim that the Company’s patent is invalid or unenforceable. The outcome of proceedings involving assertions of invalidity and unenforceability during patent litigation is unpredictable. With respect to the validity of patents, for example, the Company cannot be certain that there is no invalidating prior art of which the Company and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, the Company would lose at least part, and perhaps all, of the patent protection on its product candidates. Furthermore, the Company’s patents and other intellectual property rights also will not protect its technology if competitors design around the Company’s protected technology without infringing its patents or other intellectual property rights.

Finally, even if resolved in the Company’s favor, litigation or other legal proceedings relating to intellectual property claims may cause the Company to incur significant expenses and could distract its technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, which could damage the Company’s reputation, harm its business, and the price of its common stock could be adversely affected.

The Company may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect the Company’s ability to develop, manufacture and market its product candidates.

From time to time, the Company may identify patents or applications in the same general area as its products and product candidates. The Company may determine these third-party patents are irrelevant to its business based on various factors including its interpretation of the scope of the patent claims and its interpretation of when the patent expires. If the patents are asserted against the Company, however, a court may disagree with the Company’s determinations. Further, while the Company may determine that the scope of claims that will issue from a patent application does not present a risk, it is difficult to accurately predict the scope of claims that will issue from a patent application, the Company’s determination may be incorrect, and the issuing patent may be asserted against the Company. The Company cannot guarantee that it will be able to successfully settle or otherwise resolve such infringement claims. If the Company fails in any such dispute, in addition to being forced to pay monetary damages, it may be temporarily or permanently prohibited from commercializing its product candidates. The Company might also be forced to redesign its product candidates so that it no longer infringes the third-party intellectual property rights, if such redesign is even possible. Any of these events, even if the Company were ultimately to prevail, could require it to divert substantial financial and management resources that it would otherwise be able to devote to its business.

Changes in patent laws or patent jurisprudence could diminish the value of patents in general, thereby impairing the Company’s ability to protect its product candidates.

The Company’s success is heavily dependent on intellectual property, particularly patents, and obtaining and enforcing patents in its industry involves both technological complexity and legal complexity. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of the Company’s patents or narrow the scope of its patent protection.

As an example, the America Invents Act (“AIA”), which was passed in September 2011, resulted in significant changes to the U.S. patent system. Pursuant to the MA, as of March 16, 2013, the United States transitioned to a “first-to-file” system for deciding which party should be granted a patent when two or more patent applications are filed by different parties claiming the same invention. A third party that files a patent application in the USPTO after that date but before the Company could therefore be awarded a patent covering an invention of the Company’s even if the Company made the invention before it was made by the third party. This requires the Company to be cognizant going forward of the time from invention to filing of a patent application.

The AIA also introduced changes that provide opportunities for third parties to challenge any issued patent with the USPTO. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Such changes could increase the uncertainties and costs surrounding the prosecution of the Company’s patent applications and the enforcement or defense of its issued patents.

In addition, the laws of foreign countries may not protect the Company’s rights to the same extent as the laws of the United States. The complexity and uncertainty of European patent laws has increased in recent years, and the European patent system is relatively stringent in the type of amendments that are allowed during prosecution. Complying with these laws and regulations could limit the Company’s ability to obtain new patents in the future that may be important for its business.

The Company enjoys only limited geographical protection with respect to certain patents, and it may not be able to protect its intellectual property rights throughout the world.

Filing, prosecuting and defending patents covering the Company’s product candidates in all countries throughout the world would be prohibitively expensive. Competitors may use the Company’s technologies in jurisdictions where it has not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where the Company has patent protection, but enforcement is not as strong as that in the United States or the EU. These products may compete with the Company’s product candidates, and its patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Although the Company intends to protect its intellectual property rights in its expected significant markets, the Company cannot ensure that it will be able to initiate or maintain similar efforts in all jurisdictions in which the Company may wish to market its product candidates. The Company may also decide to abandon national and regional patent applications before grant. The grant proceeding of each national or regional patent is an independent proceeding, which may lead to situations in which applications might in some jurisdictions be refused by the relevant patent offices, while granted by others.

The legal systems of certain countries do not favor the enforcement of patents, trade secrets and other intellectual property protection, which could make it difficult for the Company to stop the infringement of its patents or marketing of competing products in violation of the Company’s proprietary rights generally. Proceedings to enforce its patent rights in other jurisdictions, whether or not successful, could result in substantial costs and divert its efforts and attention from other aspects of the Company’s business, could put the Company’s patents at risk of being invalidated or interpreted narrowly and its patent applications at risk of not issuing, and could provoke third parties to assert claims against the Company. The Company may not prevail in any lawsuits that it initiates, and the damages or other remedies awarded, if any, may not be commercially meaningful.

Some countries also have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, some countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If the Company is forced to grant a license to any third parties with respect to any patents relevant to the Company’s business, its competitive position may be impaired.

The Company’s reliance on third parties requires the Company to share its trade secrets, which increases the possibility that its trade secrets will be misappropriated or disclosed, and confidentiality agreements with employees and third parties may not adequately prevent disclosure of trade secrets and protect other proprietary information.

The Company may rely on trade secrets or confidential know-how to protect various aspects of its business, especially where patent protection is believed by the Company to be of limited value. Because it relies on third parties to manufacture neflamapimod and any future product candidates, and the Company may also collaborate with third parties on the development of neflamapimod and any future product candidates, the Company must, at times, share trade secrets with such parties. The Company may also conduct joint research and development programs that require it to share trade secrets under the terms of the Company’s research and development partnerships or similar agreements. Such trade secrets or confidential know-how can be difficult to protect as confidential.

To protect this type of information against disclosure or appropriation by competitors, the Company’s policy is to require its employees, consultants, contractors and advisors to enter into confidentiality agreements and, if applicable, material transfer agreements, consulting agreements or other similar agreements with the Company prior to beginning research or disclosing proprietary information. However, current or former employees, consultants, contractors and advisers may unintentionally or willfully disclose the Company’s confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Enforcing a claim that a third party obtained illegally and is using trade secrets or confidential know-how is expensive, time-consuming and unpredictable. In addition, the enforceability of confidentiality agreements may vary from jurisdiction to jurisdiction.

Despite the Company’s efforts to protect its trade secrets, the Company’s competitors may discover the Company’s trade secrets, either through breach of the Company’s agreements with third parties, independent development or publication of information by any of its third-party collaborators. A competitor’s discovery of the Company’s trade secrets could impair its competitive position and have an adverse impact on its business.

Intellectual property discovered or developed through government funded programs may be subject to federal regulations such as “march-in” rights, certain reporting requirements and a manufacturing preference for U.S.-based companies. Compliance with such regulations may limit the Company’s exclusive rights and limit its ability to contract with non-U.S. manufacturers.

The Company received a grant from the NIA to support its recently initiated Phase 2b clinical trial for treatment in patients with DLB. Pursuant to the Bayh-Dole Act of 1980 (“Bayh-Dole Act”), the U.S. government may have certain rights in any invention developed or reduced to practice with this funding. In addition, in the future the Company may discover, develop, acquire, or license intellectual property that has been generated through the use of U.S. government funding or grants in which the U.S. government may have certain rights pursuant to the Bayh-Dole Act. These U.S. government rights include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right, under certain limited circumstances, to require the Company to grant exclusive, partially exclusive, or non-exclusive licenses to any of these inventions to a third party if it determines that: (1) adequate steps have not been taken to commercialize the invention; (2) government action is necessary to meet public health or safety needs; or (3) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in rights”). Such “march-in” rights would apply to new subject matter arising from the use of such government funding or grants and would not extend to pre-existing subject matter or subject matter arising from funds unrelated to the government funding or grants. If the U.S. government exercises its march-in rights in the Company’s intellectual property rights that are generated through the use of U.S. government funding or grants, the Company could be required to license or sublicense intellectual property discovered or developed by it or that it licenses on terms unfavorable to the Company, and there can be no assurance that the Company would receive compensation from the U.S. government for the exercise of such rights. The U.S. government also has the right to take title to these inventions if the grant recipient fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require the Company to expend substantial resources. Should any of these events occur, it could significantly harm the Company’s business, results of operations and prospects. In addition, the U.S. government requires that, in certain circumstances, any products embodying any of these inventions or produced through the use of any of these inventions be manufactured substantially in the United States. This preference for U.S. industry may be waived by the federal agency that provided the funding if the owner or assignee of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for U.S. industry may limit the Company’s ability to contract with non-U.S. product manufacturers for products covered by such intellectual property.

General Risk Factors

The Company’s stock price may be volatile, there may be limited liquidity in the trading market for the Company’s common stock, and the market price of its common stock may drop following the merger (the “Merger”) between the Company (formerly known as Diffusion Pharmaceuticals Inc.) and EIP.

The market price of the Company’s common stock may be subject to significant fluctuations. Market prices for securities of early-stage pharmaceutical, biotechnology and other life sciences companies have historically been particularly volatile. Some of the factors that may cause the market price of the Company’s common stock to fluctuate include among others:

●	the ability of the Company or its partners to develop product candidates and conduct clinical trials that demonstrate such product candidates are safe and effective;
●	the ability of the Company or its partners to obtain regulatory approvals for product candidates, and delays or failures to obtain such approvals;
●	failure of any of the Company’s product candidates to demonstrate safety and efficacy, receive regulatory approval and achieve commercial success;
●	failure by the Company to maintain its existing third-party license, manufacturing and supply agreements;
●	failure by the Company or its licensors to prosecute, maintain, or enforce its intellectual property rights;
●	changes in laws or regulations applicable to the Company’s product candidates;
●	any inability to obtain adequate supply of product candidates or the inability to do so at acceptable prices;
●	adverse regulatory authority decisions;
●	introduction of new or competing products by its competitors;
●	failure to meet or exceed financial and development projections the Company may provide to the public;
●	the perception of the pharmaceutical industry by the public, legislatures, regulators and the investment community;
●	announcements of significant acquisitions, strategic partnerships, joint ventures, or capital commitments by the Company or its competitors;
●	disputes or other developments relating to proprietary rights, including patents, litigation matters, and the Company’s ability to obtain intellectual property protection for its technologies;
●	additions or departures of key personnel;
●	significant lawsuits, including intellectual property or stockholder litigation;
●	if securities or industry analysts do not publish research or reports about the Company, or if they issue an adverse or misleading opinions regarding its business and stock;
●	changes in the market valuations of similar companies;
●	general market or macroeconomic conditions;
●	sales of its common stock by the Company or its stockholders in the future;
●	trading volume of the Company’s common stock;
●	adverse publicity relating to the Company’s markets generally, including with respect to other products and potential products in such markets;
●	changes in the structure of health care payment systems; and
●	period-to-period fluctuations in the Company’s financial results.

After completion of the Merger, the market price of Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors. First, the Company has relatively few shares of common stock outstanding in the “public float” since most of the shares are held by a small number of shareholders. In addition, the shares of common stock may be sporadically or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by shareholders may disproportionately influence the price of those shares in either direction. The price for such shares could, for example, decline precipitously in the event that a large number of the shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without a material reduction in share price. An active trading market for the Company’s shares of common stock may never develop or be sustained. If an active market for its common stock does not develop or is not sustained, it may be difficult for its stockholders to sell their shares at an attractive price or at all.

Second, the Company may be a speculative or “risky” investment due to its lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Additionally, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. The Company may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

If equity research analysts do not publish research or reports, or publish unfavorable research or reports, about the Company, its business, or its market, its stock price and trading volume could decline.

The trading market for the Company’s common stock will be influenced by the research and reports that equity research analysts publish about it and its business. Equity research analysts may elect not to provide research coverage of the Company’s common stock after the completion of the Merger, and such lack of research coverage may adversely affect the market price of its common stock. In the event it does have equity research analyst coverage, the Company will not have any control over the analysts, or the content and opinions included in their reports. The price of the Company’s common stock could decline if one or more equity research analysts downgrade its stock or issue other unfavorable commentary or research. If one or more equity research analysts cease coverage of the Company or fails to publish reports on it regularly, demand for its common stock could decrease, which in turn could cause its stock price or trading volume to decline.

Future sales of shares by existing stockholders could cause the Company’s stock price to decline.

If existing stockholders of the Company sell, or indicate an intention to sell, substantial amounts of the Company’s common stock in the public market after certain legal and contractual restrictions on resale lapse, the trading price of the common stock of the Company could decline. Based on shares outstanding immediately after the closing of the Merger, the Company had a total of approximately 5.7 million shares of common stock outstanding. Approximately 2.9 million of such shares of outstanding common stock are freely tradable, without restriction, in the public market. Approximately 1.1 million of such shares of outstanding common stock are held by directors, executive officers of the Company and other affiliates and are subject to volume limitations under Rule 144 promulgated under the Securities Act and various vesting agreements.

The Company may choose to waive certain of its rights under the lock-up agreements signed by certain equityholders.

In connection wither Merger, certain directors, executive officers and principal stockholders of the Company and EIP entered into lock-up agreements, pursuant to which such parties have agreed not to, except in limited circumstances, transfer, grant an option with respect to, sell, exchange, pledge or otherwise dispose of, or encumber any shares of the Company’s common stock for up to 180 days following the closing of the Merger. However, in certain circumstances, the Company may choose to waive its rights under any or all of such lock-up agreements, either in whole or in part. In such an event, the holders of those shares may be permitted to sell or transfer the shares of common stock received in the Merger sooner than they otherwise would, which could result in a decrease to the Company’s stock price. For example, in July 2023, the Company waived certain obligations under the lock-up agreement of AI EIPP Holdings LLC and its affiliates.

After completion of the Merger, the ownership of the Company common stock is highly concentrated, which may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause the Company stock price to decline.

Executive officers and directors of the Company and their affiliates own or control approximately 32.6% of the outstanding shares of the Company common stock immediately following the closing of the Merger. Certain other former stockholders of EIP own or control approximately 64.2% of the outstanding shares of the Company common stock immediately following the closing of the Merger. Additionally, Dr. Alam and Dr. Sylvie Grégoire, our Chair, who are married, hold a significant interest in the Company’s common stock on a fully diluted basis. For as long as Dr. Alam and Dr. Grégoire maintain a significant interest in the Company, they may be in a position to affect the Company’s governance and operations. Accordingly, these stockholders, in the aggregate, may exercise substantial influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of the Company assets or any other significant corporate transactions. These stockholders may also delay or prevent a change of control of the Company, even if such a change of control would benefit the other stockholders of the Company. The significant concentration of stock ownership may adversely affect the trading price of the Company’s common stock due to investors’ perception that conflicts of interest may exist or arise.

The Company does not anticipate that it will pay any cash dividends in the foreseeable future.

The current expectation is that the Company will retain its future earnings, if any, to fund the development and growth of the Company’s business. As a result, capital appreciation, if any, of the common stock of the Company will be your sole source of gain, if any, for the foreseeable future.

Changes in tax law could adversely affect the Company’s business.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by Internal Revenue Service, the U.S. Treasury Department, and other governmental bodies. Changes to tax laws (which changes may have retroactive application) could adversely affect the Company or holders of its common stock. In recent years, many such changes have been made and changes are likely to continue to occur in the future. Future changes in tax laws could have a material adverse effect on the Company’s business, cash flow, financial condition, or results of operations.

The Merger may have adverse tax consequences for former holders of EIP securities.

Subject to certain limitations and qualifications described in the section titled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 140 of our proxy statement/prospectus/information statement, dated July 13, 2023 and previously filed with the SEC, the Merger is believed to qualify as a reorganization within the meaning of Section 368(a) of the Code. This opinion is based on certain facts and representations on customary factual assumptions. If the Merger were to fail to so qualify, then each pre-Merger U.S. holder of EIP common stock generally would recognize gain or loss, as applicable, equal to the difference between (1) the sum of the fair market value of the shares of the Company’s common stock received by such U.S. holder in the Merger and the amount of cash received for fractional shares by such U.S. holder in the Merger, if any, and (2) its adjusted tax basis in the shares of EIP common stock surrendered in exchange therefor.

Due to the Merger resulting in an ownership change under Section 382 of the Code for the Company, the Company’s pre-merger net operating loss (“NOL”) carryforwards and certain other tax attributes will be subject to limitation. In addition, the NOL carryforwards and other tax attributes of EIP may also be subject to limitation as a result of ownership changes.

As of December 31, 2022, the Company and EIP had U.S. federal NOL carryforwards of approximately $34.2 million and $38.2 million, respectively. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, (the “Code”) and corresponding provisions of state law, if a corporation undergoes an “ownership change” (within the meaning of Section 382 of the Code (“Section 382”)), the corporation’s NOL carryforwards and certain other tax attributes (such as research tax credits) arising before the ownership change are subject to limitation on use after the ownership change. In general, an ownership change occurs if there is a cumulative change in the corporation’s equity ownership by certain stockholders that exceeds fifty percentage points (by value) over a rolling three-year period. Similar rules may apply under state tax laws. The Merger resulted in an ownership change for the Company and, accordingly, the Company’s NOL carryforwards and certain other tax attributes will be subject to limitations (or disallowance) on their use after the Merger. The Company’s NOL carryforwards may also be subject to limitation as a result of prior or future shifts in equity ownership, as well. Consequently, even if the Company achieves profitability, it may not be able to utilize a material portion of its NOL carryforwards and other tax attributes, which could have a material adverse effect on cash flow and results of operations. There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs or other unforeseen reasons, the Company’s existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities.

Now that the Merger has closed, there can be no further recourse by either party or its stockholders for a breach of representation or warranty.

The representations and warranties of the Company, EIP and Merger Sub contained in the Merger Agreement or any certificate or instrument delivered pursuant to the Merger Agreement terminated at the effective time of the Merger. To the extent that any such party’s breach of any representations and warranties is discovered or occurs following the closing of the Merger, there is no mechanism pursuant to which the other parties can pursue recourse or remedy.

The Company’s business may be affected from time-to-time by government investigations and litigation with third parties, including our ongoing matter with Paul Feller.

The Company may from time to time receive inquiries and subpoenas and other types of information requests from government authorities and other third parties and may become subject to claims and other actions related to its business activities. While the ultimate outcome of investigations, inquiries, information requests and legal proceedings is difficult to predict, defense of litigation claims (even if ultimately successful) can be expensive, time-consuming and distracting, and adverse resolutions or settlements of those matters may result in, among other things, modifications to business practices, costs and significant payments, any of which could have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

For example, in August 2014, Paul Feller, the former Chief Executive Officer of the Company’s legal predecessor, filed a complaint asserting various causes of action related to his past affiliations with the Company’s legal predecessor. While the Company believes the claims in this matter are without merit and is defending itself vigorously, the Company is unable to predict the outcome and possible loss or range of loss, if any, associated with its resolution or any potential effect the matter may have on the Company’s financial position. Depending on the outcome or resolution of this matter, it could have a material effect on the Company’s consolidated financial position, results of operations and cash flows.

In addition, the Company’s stockholders may serve demands and/or file lawsuits challenging the Merger, which may name the Company, EIP, members of the Company’s former or current board of directors, members of the EIP board of directors and/or others as defendants. No assurance can be made as to the outcome of such demand or lawsuits, including the amount of costs associated with defending, settling, or any other liabilities that may be incurred in connection with the litigation or settlement of such claims, if any.

If the Company fails to maintain proper and effective internal controls, its ability to produce accurate financial statements on a timely basis could be impaired.

The Company will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the rules and regulations of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that the Company maintain effective disclosure controls and procedures and internal control over financial reporting. The Company must perform system and process evaluation and testing of its internal control over financial reporting to allow management to report on the effectiveness of its internal controls over financial reporting in its Annual Report on Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. This will require that the Company incur substantial professional fees and internal costs to expand its accounting and finance functions and that it expends significant management efforts. The Company may experience difficulty in meeting these reporting requirements in a timely manner.

The Company may discover weaknesses in its system of internal financial and accounting controls and procedures that could result in a material misstatement of its financial statements. The Company’s internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If the Company is not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or if it is unable to maintain proper and effective internal controls, the Company may not be able to produce timely and accurate financial statements. If that were to happen, the market price of its common stock could decline and it could be subject to sanctions or investigations by Nasdaq, the SEC, or other regulatory authorities.

Provisions in the Company’s corporate charter documents and under Delaware law could make an acquisition of the Company, which may be beneficial to the Company’s stockholders, more difficult and may prevent attempts by the Company’s stockholders to replace or remove its current directors and members of management.

Provisions in the Company’s certificate of incorporation, as amended, and its amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change in control of the Company that stockholders may consider favorable, including transactions in which the Company’s stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of the Company’s common stock, thereby depressing the market price of its common stock. In addition, because the Company’s board of directors is responsible for appointing the members of its management team, these provisions may frustrate or prevent any attempts by the Company’s stockholders to replace or remove its current management by making it more difficult for stockholders to replace members of the Company’s board of directors. Among other things, these provisions:

●	allow the authorized number of the Company’s directors to be changed only by resolution of its board of directors;
●	limit the manner in which stockholders can remove directors from the Company’s board of directors;
●	establish advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to the Company’s board of directors;
●	limit who may call stockholder meetings and the Company stockholders’ ability to act by written consent;
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authorize the Company’s board of directors to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by the Company’s board of directors; and

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require the approval of the holders of at least 2/3 of the votes that all the Company’s stockholders would be entitled to cast to amend or repeal specified provisions of the Company’s certificate of incorporation, as amended, or for stockholders to amend or repeal the Company’s amended and restated bylaws.

Moreover, because the Company is incorporated in Delaware, it is governed by the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), which generally prohibits a person who, together with their affiliates and associates, owns 15% or more of a company’s outstanding voting stock from, among other things, merging or combining with the company for a period of three years after the date of the transaction in which the person acquired ownership of 15% or more of the company’s outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

The Company’s certificate of incorporation designates the state courts in the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by its stockholders, which could discourage lawsuits against the company and its directors, officers and employees.

The Company’s certificate of incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for certain proceedings, including: (1) any derivative action or proceeding brought on the Company’s behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers, employees or stockholders to the company or its stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (4) any action asserting a claim arising pursuant to any provision of the Company’s certificate of incorporation or amended and restated bylaws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which federal courts have exclusive jurisdiction.

These exclusive-forum provisions may make it more expensive for stockholders to bring a claim than if the stockholders were permitted to select another jurisdiction and may limit the ability of the Company’s stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with the Company or its directors, officers or employees, which may discourage such lawsuits against the Company and its directors, officers and employees. Alternatively, if a court were to find the choice of forum provisions contained in the Company’s certificate of incorporation to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect its business, financial condition and operating results.

Certain stockholders could attempt to influence changes within the Company which could adversely affect the Company’s operations, financial condition and the value of the Company Common Stock.

One or more of the Company’s stockholders may from time to time seek to acquire a significant or controlling stake in the Company, engage in proxy solicitations, advance stockholder proposals or otherwise attempt to effect changes to the Company’s board of directors or corporate governance policies. Campaigns by stockholders to effect changes at publicly traded companies are sometimes led by investors seeking to increase short-term stockholder value through actions such as financial restructuring, increased debt, special dividends, stock repurchases or sales of assets or the entire company. Responding to proxy contests and other actions by activist stockholders can be costly and time-consuming, could disrupt the Company’s operations and divert the attention of the Company board of directors and senior management, and could adversely affect the Company’s operations, financial condition, and the value of the Company Common Stock. For example, in November 2022, LifeSci Special Opportunities Master Fund Ltd. (the “LifeSci Fund”), a the Company stockholder, informed the Company of its intent to nominate an alternative slate of directors for election at the Company’s 2022 annual meeting of stockholders, which was subsequently withdrawn following the Company and the LifeSci Fund entering into a settlement agreement on December 11, 2022.

The Company holds its cash and cash equivalents that it uses to meet its working capital needs in deposit accounts that could be adversely affected if the financial institutions holding such funds fail.

The Company holds its cash and cash equivalents that we use to meet our working capital needs in deposit accounts at multiple financial institutions. The balance held in these accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”), standard deposit insurance limit or similar government guarantee schemes. If a financial institution in which the Company holds such funds fails or is subject to significant adverse conditions in the financial or credit markets, the Company could be subject to a risk of loss of all or a portion of such uninsured funds or be subject to a delay in accessing all or a portion of such uninsured funds. Any such loss or lack of access to these funds could adversely impact the Company’s short-term liquidity and ability to meet its obligations.

For example, on March 10, 2023, Silicon Valley Bank (“SVB”), and on March 12, 2023, Signature Bank, were closed by state regulators and the FDIC was appointed receiver for each bank. The FDIC created successor bridge banks and all deposits of SVB and Signature Bank were transferred to the bridge banks under a systemic risk exception approved by the United States Department of the Treasury, the Federal Reserve and the FDIC. While the Company did not hold any of its funds in accounts with either of these institutions, if financial institutions in which the Company holds funds for working capital were to fail, the Company cannot provide any assurances that such governmental agencies would take action to protect its uninsured deposits in a similar manner.

The Company also maintains investment accounts with other financial institutions in which it holds its investments and, if access to the funds the Company uses for working capital is impaired, the Company may not be able to sell investments or transfer funds from its investment accounts to new accounts on a timely basis sufficient to meet its working capital needs.

If the Company cannot continue to satisfy the Nasdaq Capital Market continued listing standards and other Nasdaq rules, the Company Common Stock could be delisted, which could harm the Company’s business, the trading price of the Company Common Stock, the Company’s ability to raise additional capital and the liquidity of the market for the Company Common Stock.

The Company’s common stock is currently listed on the Nasdaq Capital Market. To maintain this listing, the Company is required to meet certain listing requirements related to, among other things, the trading price of the Company’s common stock, the Company’s market capitalization and certain corporate governance-related requirements. In the event that the Company’s common stock is delisted from Nasdaq for a failure to meet such requirements and is not eligible for quotation or listing on another market or exchange, trading of the Company’s common stock could be conducted only in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult for us to raise capital and for the Company’s stockholders to dispose of, or obtain accurate price quotations for, the Company’s common stock. There would likely also be a reduction in the Company’s coverage by securities analysts and the news media, which could cause the price of the Company’s common stock to decline further.

The Company may not be able to enter into a transaction with a suitable acquiror or licensee for its product candidate trans sodium crocetinate (“TSC”) or any transaction entered into may not be on terms that are favorable to the Company.

As previously announced, in connection with the Company’s strategic review process during 2022-23, the Company made the strategic decision to voluntarily pause significant portions of the TSC development program. Currently, the Company believes the primary path available to derive value from its TSC-related assets would be to find a suitable acquiror or licensee for the asset. Although the Company’s management has contacted numerous parties to assess their potential interest in such a transaction, to date, the Company has been unable to identify an interested counterparty. Furthermore, even if the Company is able to identify such a counterparty, supporting diligence activities conducted by potential acquirors or licensees and negotiating the financial and other terms of an agreement or license are typically long and complex processes, and the results of such processes cannot be predicted. There can be no assurance that the Company will enter into any transaction as a result of these effort or that any transaction involving the Company’s TSC-related assets will be entered into or, if entered into, will be on terms that are favorable to the Company. Furthermore, the Company cannot predict the impact that such a transaction or, alternatively, a failure to monetize the TSC assets in any material way, might have on its stock price.